UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 90549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Citi Trends, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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104 Coleman Boulevard

Savannah, Georgia  31408

(912) 236-1561

May 4, 2018

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Citi Trends, Inc. to be held at 9:00 a.m., EDT, on Wednesday, June 6, 2018, at the Embassy Suites Airport, 145 West Mulberry Boulevard, Savannah, Georgia 31322. The formal notice of annual meeting appears on the next page.

In addition to the formal items of business to be brought before the meeting, we will be pleased to report on the affairs of the Company.

We look forward to greeting personally those stockholders who are able to be present at the meeting. However, regardless of whether you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, we request that you promptly complete, sign, date and return the enclosed proxy card in the envelope provided.

Very truly yours,

R. Edward Anderson
Chairman of the Board of Directors

Citi Trends, Inc.

104 Coleman Boulevard
Savannah, Georgia 31408

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on June 6, 2018

TO THE STOCKHOLDERS:

You are cordially invited to attend the annual meeting of stockholders of Citi Trends, Inc., a Delaware corporation, which will be held at the Embassy Suites Airport, 145 West Mulberry Boulevard, Savannah, Georgia 31322, on Wednesday, June 6, 2018, at 9:00 a.m., EDT, for the following purposes:

1.              To elect the three nominees named in the attached proxy statement to the board of directors to serve as Class I directors whose terms will expire at the 2021 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.              To vote on a proposal to amend the Company’s second amended and restated certificate of incorporation and second amended and restated bylaws, as amended, to declassify the Company’s board of directors;

3.              To ratify, on a non-binding advisory basis, an amendment to the Company’s second amended and restated bylaws to designate Delaware as the exclusive forum for certain legal actions;

4.              To vote on a non-binding, advisory resolution to approve the compensation of our named executive officers as set forth in this proxy statement;

5.              To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2019; and

6.              To transact any other business properly brought before the meeting or any adjournment or postponement of the meeting.

You can vote your shares of common stock if our records show that you were the owner of the shares as of the close of business on April 9, 2018, the record date for the annual meeting.

For directions to the meeting, please call the Embassy Suites at (912) 330-8222.

YOUR VOTE IS IMPORTANT. Regardless of whether you plan to attend the meeting in person, please take a few minutes now to complete, sign, date and return the enclosed proxy card so that your shares may be represented and voted at the annual meeting. A return envelope is enclosed for your convenience. No postage need be affixed to the enclosed envelope if mailed in the United States. If you are a beneficial owner or you hold your shares in “street name,” please follow the voting instructions provided by your bank, broker or other nominee. Regardless of the number of shares you own, your presence by proxy is helpful to establish a quorum and your vote is important.

By Order of the Board of Directors,

Bruce D. Smith
President, Chief Executive Officer, and Secretary

May 4, 2018

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on June 6, 2018:  The Proxy Statement and our 2017 Annual Report are available at http://ir.cititrends.com/annual-proxy.cfm

STOCKHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR’S PROXY STATEMENT	45
ANNUAL REPORT ON FORM 10-K	45
OTHER BUSINESS	45

CITI TRENDS, INC.
 104 Coleman Boulevard
Savannah, Georgia 31408

PROXY STATEMENT

Annual Meeting of Stockholders

to be held on June 6, 2018

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

This proxy statement is furnished in connection with the solicitation by the board of directors of Citi Trends, Inc. of proxies to be voted at the annual meeting of stockholders on June 6, 2018. This proxy statement, the accompanying proxy card and the annual report to stockholders are being mailed to stockholders on or about May 11, 2018.

The principal executive offices of Citi Trends, Inc., a Delaware corporation, are located at 104 Coleman Boulevard, Savannah, Georgia 31408, and our telephone number is (912) 236-1561.

The terms “Citi Trends” or the “Company” (as well as the words “we,” “us” and “our”) refer to Citi Trends, Inc.  References to “you” or “your” refer to our stockholders.

In this section of the proxy statement, we answer some common questions regarding the annual meeting of stockholders and the voting of shares of common stock at the meeting.

Where and when will the annual meeting be held?

The date, time and place of the meeting are:  June 6, 2018, at 9:00 a.m., EDT, at the Embassy Suites Airport, 145 West Mulberry Boulevard, Savannah, Georgia 31322.  For directions to the meeting, please call the Embassy Suites at (912) 330-8222.

Why did you send me this proxy statement?

This proxy statement was prepared under the direction of our board of directors to solicit your proxy for voting at the annual meeting. We sent you this proxy statement and the enclosed proxy card because our board of directors is asking for your proxy to vote your shares at the annual meeting. We have summarized information in this proxy statement that you should consider in deciding how to vote at the meeting. But you do not have to attend the meeting in order to vote your shares. Instead, you may simply complete, sign, date and return the enclosed proxy card.

What can I vote on at the meeting?

The matters scheduled to be voted on at the meeting are:

(1)         The election of the three nominees named in this proxy statement to our board of directors to serve as Class I directors and hold office until the annual meeting of stockholders in 2021 and until their successors are duly elected and qualified (“Proposal 1”);

(2)         A proposal to amend the Company’s second amended and restated certificate of incorporation, which we refer to as the Company’s certificate of incorporation, and second amended and restated bylaws, as amended, which we refer to as the Company’s bylaws, to declassify the Company’s board of directors (“Proposal 2”);

(3)         Ratification, on a non-binding, advisory basis, of an amendment to the Company’s bylaws to designate Delaware as the exclusive forum for certain legal actions (“Proposal 3”);

(4)         A non-binding, advisory resolution to approve the compensation of our named executive officers as set forth in this proxy statement (“Proposal 4”); and

(5)         Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2019 (“Proposal 5”).

How does the board of directors recommend that I vote?

The board of directors unanimously recommends that you vote your shares (i) “FOR” each of the nominees named in this proxy statement to be elected to the board of directors, (ii) “FOR” the approval of a proposal to amend the Company’s certificate of incorporation and bylaws to declassify the Company’s board of directors, (iii) “FOR” the ratification of an amendment to the Company’s bylaws to designate Delaware as the exclusive forum for certain legal actions, (iv) “FOR” the approval of the non-binding, advisory resolution to approve the compensation of our named executive officers as set forth in this proxy statement, and (v) “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2019.

Who can vote?

You can vote your shares of common stock if our records show that you were the owner of the shares as of the close of business on April 9, 2018, the record date for determining the stockholders who are entitled to vote at the annual meeting. As of the close of business on April 9, 2018, there were a total of 13,752,215 shares of our common stock outstanding and entitled to vote at the annual meeting. You get one vote for each share of common stock that you own. Holders of shares of common stock do not have cumulative voting rights.

What is the required vote for approval of each proposal?

The election of our nominees for director requires a majority of the votes cast at the annual meeting with respect to that director.  That means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director.  If a nominee who currently serves as a director is not re-elected, Delaware law provides that the director would continue to serve on the board of directors as a “holdover director.” Under the Company’s bylaws and the Company’s Corporate Governance Guidelines, each director submits an advance, contingent, irrevocable resignation that the board of directors may accept if stockholders do not re-elect that director. In that situation, our Nominating and Corporate Governance Committee would make a recommendation to the board of directors about whether to accept or reject the resignation, or whether to take other action instead. Within 90 days from the date that the election results were certified, the board of directors would act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it.

Approval of the proposal to amend the Company’s certificate of incorporation and bylaws to declassify the Company’s board of directors requires the affirmative vote of the holders of two-thirds (2/3) or more of the combined voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors.

Approval of the non-binding, advisory proposal to ratify the amendment to the Company’s bylaws to designate Delaware as the exclusive forum for certain legal actions, approval of the non-binding, advisory resolution to approve the compensation of our named executive officers as set forth in this proxy statement, and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm each require the affirmative vote of a majority of the votes cast at the annual meeting.

How are votes counted?

We will hold the annual meeting if stockholders representing the required quorum of shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting in person. One-third of the shares of common stock outstanding and entitled to vote at the meeting present in person or by proxy will constitute a quorum. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum.

Abstentions and broker non-votes, if any, will be counted as shares present for the purpose of determining a quorum but will not be treated as votes cast on any proposal.  Abstentions and broker non-votes, if any, will not affect the outcome of the election of our director nominees, approval of the non-binding, advisory resolution to ratify an amendment to the Company’s bylaws to designate Delaware as the exclusive forum for certain legal actions, approval of the non-binding, advisory resolution to approve the compensation of our named executive officers as set forth in this proxy statement, or the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2019.  Abstentions and broker non-votes, if any, will have the same effect as a vote “against” the proposal to amend the Company’s certificate of incorporation and bylaws to declassify the Company’s board of directors.

A broker non-vote occurs when a bank, broker or other nominee who holds shares for another person returns a proxy but does not vote on a particular item, usually because the nominee does not have discretionary voting authority for that item because that item is not a “routine” matter under applicable rules and the nominee has not received instructions from the owner of the shares.

How do I vote?

Before the annual meeting, stockholders of record may vote their shares by completing, signing and returning the enclosed proxy card in the enclosed postage-paid envelope.

If you hold shares in the name of a broker, your ability to vote those shares depends on the voting procedures used by your broker, as explained below under the question “How do I vote if my shares are held in ‘street name’?”

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on the matters to be considered at the annual meeting. The individuals named and designated as proxies on the proxy card will vote your shares as you instruct. If you do not mark a selection, your proxy will be voted as recommended by our board of directors.

You have the following choices in completing your proxy:

•                  You may vote on each proposal, in which case your shares will be voted in accordance with your choices.

•                  In voting on the nominees for director, you can either vote “for” or “against” or “abstain” from voting for each of the nominees listed in Proposal 1.

•                  You may vote “for,” “against” or “abstain” on one or more of the Company’s proposals: to approve a proposal to amend the Company’s certificate of incorporation and bylaws to declassify the Company’s board of directors; to ratify on a non-binding, advisory basis, an amendment to the Company’s bylaws to designate Delaware as the exclusive forum for certain legal actions; to approve on a non-binding, advisory basis, the compensation of our named executive officers as set forth in this proxy statement; and to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2019.

•                  You may return a signed proxy card without indicating your vote on any matter, in which case the designated proxies will vote (i) to elect all of the nominees as directors, (ii) to approve the proposal to amend the Company’s certificate of incorporation and bylaws to declassify the Company’s board of directors, (iii) to ratify an amendment to the Company’s bylaws to designate Delaware as the exclusive forum for certain legal actions, (iv) to approve the compensation of our named executive officers as set forth in this proxy statement, and (v) to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2019.

How do I vote if my shares are held in “street name”?

If your shares are held in a brokerage account in the name of your broker, a bank or other nominee, that party will give you instructions for voting your shares.  Under the rules of the New York Stock Exchange, if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items such as Proposal 5 (ratification of the appointment of KPMG LLP), but will not be allowed to vote your shares with respect to certain “non-discretionary” items such as Proposal 1 (election of directors), Proposal 2 (approval of the declassification amendments),  Proposal 3 (ratification of the exclusive forum amendment) and Proposal 4 (“say on pay”).  In the case of non-discretionary items, in the absence of voting instructions, shares subject to such so-called broker non-votes, if any, will not be counted as voted on those proposals, but will be counted as present for the purpose of determining the existence of a quorum.   Such broker non-votes will have no effect on Proposals 1, 3 or 4, but will have the same effect as a vote “against” Proposal 2.  Accordingly, we encourage you to vote promptly, even if you plan to attend the annual meeting.

What if other matters come up at the annual meeting?

The only matters we now know of that will be voted on at the annual meeting are the proposals we have described in this proxy statement: Proposal 1 (election of directors), Proposal 2 (approval of the declassification amendments), Proposal 3 (ratification of the exclusive forum amendment), Proposal 4 (“say on pay”), and Proposal 5 (ratification of the appointment of KPMG LLP). If other matters are properly presented at the meeting, the designated proxies will vote your shares in their discretion.

Can I change my mind and revoke my proxy?

Yes, so long as you are the record holder. To revoke a proxy given pursuant to this solicitation, you must:

•                  sign another proxy with a later date (we will honor the proxy card with the latest date);

•                  provide us with a written notice of revocation dated later than the date of the proxy, which should be delivered to Citi Trends, Inc. c/o American Stock Transfer and Trust Company, 6201 15th Avenue, Brooklyn, New York 11219, at or before the annual meeting; or

•                  attend the annual meeting and vote in person—note that attendance at the annual meeting will not revoke a proxy if you do not actually vote at the annual meeting.

If you hold shares in “street name,” you should contact your broker, bank or other nominee regarding any change in voting instructions.

Can I vote in person at the annual meeting rather than by completing the proxy card?

Although we encourage you to vote by completing and returning the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person if you are a stockholder of record on the record date even if you have previously submitted a proxy card.  If your shares are held in street name, then you may vote your shares in person only if you have a legal proxy from the entity that holds your shares giving you the right to vote the shares. A legal proxy is a written document from your brokerage firm or bank authorizing you to vote the shares it holds in its name. If you attend the meeting and vote your shares by ballot, your vote at the meeting will revoke any vote you previously submitted by mail.

What do I do if I receive more than one proxy statement and proxy card?

If you receive multiple copies of the same proxy statement or multiple proxy cards, that may mean that you have shares registered in different names or your shares are held in more than one type of account maintained by brokers or by American Stock Transfer and Trust Company (“AST”), our transfer agent. To have all your shares voted, please sign, date and return all proxy cards. We also recommend that you contact your broker and AST to consolidate as many accounts as possible under the same name and address. AST may be contacted at (800) 485-1883.

Who will count the votes?

American Stock Transfer and Trust Company will tabulate the votes.  Corporate Communications, Inc. will serve as the inspector of election.

Who will conduct this proxy solicitation and who pays for this proxy solicitation?

We will pay for the entire cost of soliciting proxies on behalf of the Company.  We will also reimburse brokerage houses, banks and other custodians or nominees holding shares in their names for others for the cost of forwarding the Company’s proxy materials to beneficial owners.  In addition, proxies may be solicited on our behalf by our directors, officers and employees in person, by telephone, by Internet or by other means of communication.  None of these persons will receive any additional compensation for soliciting proxies.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our board of directors currently consists of eight directors, R. Edward Anderson, Brian P. Carney, Jonathan Duskin, Laurens M. Goff, Margaret L. Jenkins, Barbara Levy, John S. Lupo and Bruce D. Smith.  In accordance with the Company’s bylaws and certificate of incorporation, our board determines the number of directors on our board, but such number cannot be less than five or more than nine.  Our directors are divided into three classes with staggered three-year terms so that the term of one class expires at each annual meeting of stockholders. See Proposal 2 below for a proposal to declassify the board of directors and which, if passed, would provide for annual election of all directors by 2021. This year, three nominees will be proposed for election as Class I directors at the annual meeting.

It is intended that the persons named as proxies in the enclosed proxy card will vote to elect the nominees listed below unless otherwise directed or authority to vote is withheld. The elected directors will serve until the annual meeting of stockholders in 2021 and until their successors are elected and qualify to serve, or until an earlier resignation or retirement.

Each nominee currently serves as a director. The nominees have consented to be named in this proxy statement, stand for election and serve as directors if elected. However, if any nominee named herein is unable to serve or for good cause will not serve as a director at the annual meeting, it is intended that shares represented by the enclosed proxy card will be voted for the election of the other nominees named below and may be voted for any substitute nominee designated by our board of directors or, in lieu thereof, our board of directors may reduce the number of directors in accordance with the Company’s amended and restated bylaws.

Nominees for Election as Class I Directors

Laurens M. Goff.  Mr. Goff, age 45, has served as a director since November 2013, and is Chairman of the Compensation Committee and a member of the Audit Committee and the Nominating and Corporate Governance Committee.  Mr. Goff is a co-founder and Managing Partner of Stone-Goff Partners, a private equity firm founded in 2010 that is focused on investing in private companies in the lower middle market.  Prior to that, he was Managing Partner of Goff Management, a predecessor firm, which he founded in 2007.  Mr. Goff began his career in the investment banking division of Furman Selz LLC.  He subsequently joined Hampshire Equity Partners, a middle market buyout firm, where he spent over eight years sourcing, executing and managing private equity investments, including Citi Trends prior to its initial public offering in 2005.

In determining that Mr. Goff should serve as one of our directors, our board considered in particular his business and financial experience described above, as well as his knowledge of Citi Trends attained from serving as a director over the past four years and through his role at Hampshire where Citi Trends was a portfolio holding prior to the Company’s initial public offering..

Margaret L. Jenkins.  Ms. Jenkins, age 66, has served as a director since October 2017, and is a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.  Ms. Jenkins is a retired marketing and advertising executive with extensive experience in consumer marketing and retail advertising. Ms. Jenkins served as a director of PVH Corp., an international apparel manufacturer and retailer, from June 2006 through May 2014. She has also served as Senior Vice President, Chief Marketing Officer of Denny’s Corporation, a restaurant company, from 2002 to 2007 and as Chief Marketing Officer of El Pollo Loco restaurants from 1999 through mid-2002. Ms. Jenkins held several management positions with Taco Bell Corp. and PepsiCo International Foodservice. Her career in advertising included account management of brands such as McDonald’s, Sunny Delight Beverages and the Atlantic Richfield Company (ARCO). Ms. Jenkins was recently made Chair of the Board of Directors of the Greenville Health System, one of the largest healthcare providers in the Southeast.

In determining that Ms. Jenkins should serve as one of our directors, our board considered in particular her extensive marketing and management experience described above, as well as her performance as a director on boards of both public and not-for-profit companies.

Bruce D. Smith. Mr. Smith has served as our President, Chief Executive Officer, Secretary and Director since March 2018, our Acting Chief Executive Officer from March 2017 through March 2018, and as our Chief Operating Officer, Chief Financial Officer and Secretary from March 2015 through March 2018.  Mr. Smith served as our Executive Vice President and Chief Financial Officer from March 2010 to March 2015 and as our Senior Vice President and Chief Financial Officer from April 2007 to March 2010.  From 2005 to March 2007, Mr. Smith served as Executive Vice President, Chief Financial Officer and Treasurer of Hancock Fabrics, Inc. (“Hancock”), a specialty retailer of fabrics and related accessories, and served as the Senior Vice President, Chief Financial Officer and Treasurer of Hancock from 1996 until 2005.  From 1991 to 1996, Mr. Smith served as Executive Vice President and Chief Financial Officer of Fred’s, Inc.  From 1980 to 1991, Mr. Smith was a Senior Manager with Price Waterhouse (now PricewaterhouseCoopers LLP). Mr. Smith is a certified public accountant.

In determining that Mr. Smith should serve as one of our directors, our board considered in particular his knowledge of Citi Trends attained from serving as Acting Chief Executive Officer over the last year, Chief Operating Officer over the last three years, and Chief Financial Officer over the last eleven years.

Our board of directors unanimously recommends that stockholders vote “FOR” each of the nominees listed above.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

Board Leadership Structure

Separate Chairman and CEO

The board has separated the role of Chairman of the Board of Directors and Chief Executive Officer (“CEO”) since March 2015. Our board of directors does not have a set policy with respect to the separation of the offices of the Chairman and CEO, as the board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the board.  Mr. Anderson is currently the Chairman and served as the Executive Chairman from March 2017 through March 2018 and non-executive Chairman from April 2016 through March 2017.  Prior to that, Mr. Anderson was the Chairman and CEO from January 2012 through his retirement as CEO in March 2015, at which time he became Executive Chairman of our board of directors in order to provide for an orderly transition of the CEO role to his successor, Jason Mazzola.  In April 2016, Mr. Anderson transitioned from Executive Chairman to non-executive Chairman of our board of directors.  Upon Mr. Mazzola’s resignation in March 2017, Mr. Anderson resumed his role as Executive Chairman in order to assist Mr. Smith in his role as Acting CEO.  In March 2018, when Mr. Smith was named President and CEO, Mr. Anderson transitioned back to non-executive Chairman of the Board.

Lead Independent Director

The Company’s Corporate Governance Guidelines provide for the appointment of a lead independent director at any time when the Chairman is not independent.  Our board believes that the appointment of a lead independent director and the use of regular executive sessions of the independent directors, along with the board’s independent committee system and majority of independent directors, allow it to maintain effective oversight of management. Our board recognizes that depending on the circumstances, other leadership models might be appropriate. Accordingly, our board regularly reviews and reassesses its leadership structure.

The Company’s independent directors have appointed Mr. Lupo as the board’s lead independent director, and he presides at all meetings of our board at which the Chairman of the board of directors is not present, including executive sessions of the independent directors. Our board has adopted guidelines that provide for the lead independent director to fulfill the following functions:

•                  Serve as a liaison, as needed, between the directors and the Chairman of the board of directors;

•                  Call meetings of the independent directors, when appropriate;

•                  If requested by Company management or stockholders, ensure that he or she is available, as appropriate, for consultation with management and/or direct communication with stockholders;

•                  Be the focal point for stockholder communications addressed to independent directors;

•                  Recommend the retention of outside advisors who report directly to the board of directors as he or she may determine is necessary or appropriate; and

•                  Assist in the annual evaluation of the Chief Executive Officer, and, if an officer other than the Chief Executive Officer is serving as Chairman of the board of directors, such other officer. For the officer serving as Chairman of the board of directors, such evaluation shall include an evaluation of such officer’s effectiveness as Chairman of the board of directors and as an officer of the Company and an annual evaluation of his or her interactions with directors and ability to provide leadership and direction to the full board of directors.

Directors

Our board of directors consists of eight directors (Messrs. Anderson, Carney, Duskin, Goff, Lupo and Smith and Mses. Jenkins and Levy), all of whom, except Messrs. Anderson and Smith, have been determined by our board to be independent under NASDAQ listing standards.  Mr. Lawrence E. Hyatt, who served as a director until the 2017 annual meeting, was also determined by our board of directors to be independent under NASDAQ listing standards.  Our certificate of incorporation divides our board into three classes having staggered terms, with one of such classes being elected each year for a new three-year term.  Our Class I directors, Mr. Goff, Ms. Jenkins and Mr. Smith, have terms expiring at the 2018 annual meeting, our Class II directors, Messrs. Carney and Lupo and Ms. Levy, have terms expiring at the 2019 annual meeting, and our Class III directors, Messrs. Anderson and Duskin, have terms expiring at the 2020 annual meeting.

The biographical information for our Class I directors is set forth above in Proposal 1 (election of directors).  The following sets forth selected biographical information for our other directors.

Continuing Class II Directors with terms expiring in 2019.

Brian P. Carney.  Mr. Carney, age 57, has served as a director since 2007, and is Chairman of the Audit Committee and a member of the Compensation Committee and the Nominating and Corporate Governance Committee.  Mr. Carney currently serves as Executive Vice President and Chief Financial Officer of Southeastern Grocers, LLC, a grocery retailer, a position he has held since 2005.  Prior to that time, Mr. Carney served as Executive Vice President and Chief Financial Officer of Jo-Ann Stores, Inc., a specialty retailer, from 1997 to 2005, as Senior Vice President of Finance of Revco, D.S., Inc., a drug store retailer, from 1989 to 1997, and as an Audit Manager with Arthur Andersen & Co., a public accounting firm, from 1982 to 1989.

On March 23, 2009, BI-LO Holding, LLC, a wholly owned subsidiary of Southeastern Grocers, LLC, filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code.  BI-LO Holding, LLC emerged from Chapter 11 through a plan of reorganization on May 12, 2010. On March 15, 2018, Southeastern Grocers, LLC, entered into a Restructuring Support Agreement with a group of creditors collectively holding 80% of its unsecured notes and its private equity sponsor regarding the terms of a comprehensive financial structuring. Under the terms of the agreement, Southeastern Grocers, LLC, will file pre-packaged plans of reorganization and commence voluntary cases under Chapter 11 of the U.S. Bankruptcy Code.

Mr. Carney’s financial, accounting and audit experience with publicly reporting retail companies and a public accounting firm, as well as his performance as a member of the board of directors of Citi Trends, qualifies him to serve on our board of directors.  Mr. Carney’s financial background is such that he is considered to be an “audit committee financial expert” as defined by the rules of the SEC and as a result our board of directors named him Chairman of the Audit Committee.

Barbara Levy.  Ms. Levy, age 63, has served as a director since August 2016, and is Chairman of the Nominating and Corporate Governance Committee and a member of the Audit Committee and the Compensation Committee.  Ms. Levy has extensive retail experience in traditional, off price, and e-commerce businesses. She served as a Senior Strategy Advisor for ideeli Inc., an online apparel retailer, from July 2010 through October 2012.  Ms. Levy focused specifically on building ideeli, Inc.’s merchandising team, devising new strategies for its vendors and brands, and ensuring that the overall merchandising function aligns with the strategic direction of ideeli, Inc.  From 1993 through 2007, Ms. Levy served in various merchandising positions, including Executive Vice President, with Ross Stores, Inc., an off-price retailer, overseeing 700 stores and $1.5 billion in sales volume.  Ms. Levy was responsible for significantly growing the missy and junior apparel, plus sizes, outerwear, active and accessories businesses at Ross Stores, Inc., while also working extensively with the marketing group, planning and allocation teams, and distribution centers to develop long-term strategies.  From 1977 through 1993, she served in various merchandising positions, including Senior Vice President and General Merchandise Manager, with Macy’s, Inc., where she oversaw a buying team with responsibility for nearly 70 stores including the Herald Square flagship location.  Ms. Levy has been a member of the Board of Trustees of Lafayette College since 1998.  She is presently a member of the Executive Committee, the Committee on Compensation, and the combined Committees on Development & Alumni Relations and External Affairs, and she serves as Co-Chairman of the Lafayette College $400 Million Capital Campaign.

Ms. Levy’s retail merchandising experience described above, her extensive knowledge of and experience in the off-price retail industry, her strong product development knowledge and her performance as a member of the board of directors of Citi Trends, qualifies her to serve on our board of directors.  Through her senior executive role with Ross Stores, Inc., Ms. Levy brings the relevant expertise of devising strategies with vendors and brands, and ensuring alignment between the overall merchandising function and the strategic direction of a company.   Ms. Levy’s fourteen year tenure at Ross Stores, Inc. provides her with a unique understanding of how to enhance the Company’s competiveness in the off-price retail industry.

John S. Lupo.  Mr. Lupo, age 71, has served as a director since 2003, and is the lead independent director, as well as a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.  Mr. Lupo was a principal in the consulting firm, Renaissance Partners, LLC, from 2000 through 2008.  From 1998 through 1999, Mr. Lupo served as Executive Vice President of Basset Furniture. From 1996 until 1998, Mr. Lupo served as the Chief Operating Officer of the International Division of Wal-Mart Stores Inc., and from 1990 until 1996, Mr. Lupo served as Senior Vice President and General Merchandise Manager of Wal-Mart Stores, Inc.  Mr. Lupo also served as a director of Cobra Electronics Corporation from 2007 to 2014, as a director of AB Electrolux from 2007 to 2012 and as a director of Spectrum Brands Inc. (formerly Rayovac Corporation) from 1998 to 2009.

Mr. Lupo’s extensive retail merchandising and operational experience with Wal-Mart Stores, Inc. and as a consultant with Renaissance Partners, LLC, as well as his performance as a member of the board of directors of Citi Trends, qualifies him to serve on our board of directors.

Continuing Class III Directors with terms expiring in 2020.

R. Edward Anderson.  Mr. Anderson, age 68, has served as a director since 2001 and as Chairman of the board of directors since May 2006, including service as Executive Chairman from April 2009 to April 2010, from October 2011 to January 2012, from March 2015 to April 2016 and from March 2017 to March 2018.  He served as CEO of the Company from 2001 to April 2009 and returned to that position from January 2012 to March 2015.  From 1997 to 2001, Mr. Anderson was Chief Financial Officer of Variety Wholesalers, Inc.,

an operator of discount stores.  Prior to 1997, Mr. Anderson served as Chairman, President and Chief Executive Officer of Rose’s Stores, Inc., a discount retailer.

Mr. Anderson’s in-depth knowledge of Citi Trends and its target customers attained from his tenure of more than eleven years as CEO and sixteen years as a director qualifies him to serve on our board of directors.  Such familiarity with the Company makes Mr. Anderson a valuable institutional resource.  In addition, Mr. Anderson’s distinguished career leading other companies in our industry, including his roles in executive management as CFO, CEO and chairman of other discount retailers prior to joining Citi Trends, provides him with a unique understanding of our industry.  Having more than three decades of relevant executive management experience enables Mr. Anderson to provide critical insights on strategic issues facing the Company.

Jonathan Duskin.  Mr. Duskin, age 49, has served as a director since May 2017, and is a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.  Since July 2009, Mr. Duskin has served as the Chief Executive Officer of Macellum Capital Management, LLC, which operates a New York-based pooled investment fund. From 2005 to 2008, Mr. Duskin served as a Managing Director and Partner at Prentice Capital Management, LP, an investment management firm, and from 2002 to 2005, Mr. Duskin served as a Managing Director at S.A.C. Capital Associates LLC, a New York-based hedge fund.  From 1998 to 2002, Mr. Duskin served as a Managing Director at Lehman Brothers Inc., an investment bank, and served as Head of Product Management and Chairman of the Investment Policy Committee within the Research Department. Mr. Duskin currently serves on the board of directors of Christopher & Banks Corporation and previously served on the boards of directors of The Wet Seal, Inc., Whitehall Jewelers, Inc. and Furniture.com Inc.

Mr. Duskin’s considerable business, financial services and retail investment expertise, having provided financial services to a variety of public and private companies, as well as his prior service on the boards and committees of public companies and his familiarity with the retail industry, qualifies Mr. Duskin to serve on our board of directors.

Board Risk Oversight

Our management team is responsible for identifying, assessing and managing our exposure to risk, while our board of directors is responsible for providing oversight of risk management.  The oversight role performed by our board and its committees includes, among other things, the following:

•                  Review of risks associated with our long-term strategic plan and annual budgets;

•                  Meetings with various members of management regarding initiatives being undertaken in their respective areas, including, among others, merchandising, real estate, finance, human resources and information services;

•                  Private meetings with our independent registered public accounting firm, our Chief Financial Officer, and our Director of Internal Audit and Loss Prevention;

•                  Performance of a comprehensive risk assessment, including those significant risk factors discussed in Item 1A of our Annual Report on Form 10-K;

•                  Review and approval of our Investment Policy; and

•                  Review of legal matters.

Our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee each have responsibility for addressing risks inherent within their areas of oversight.  In accordance with its charter, the Audit Committee is responsible for assisting the board with its oversight of our overall risk management profile and our financial reporting risks.  The Compensation Committee’s responsibilities related to risk include ensuring that compensation policies have a fair balance of risk and reward.  The Nominating and Corporate Governance Committee’s primary risk-related responsibilities deal with the development and recommendation of appropriate corporate governance guidelines and oversight to ensure compliance with such guidelines.  Each of the committee chairs regularly reports to the board regarding significant issues addressed.

Risk and Employee Compensation

We believe that Citi Trends’ compensation policies do not create risks that are reasonably likely to have a material adverse effect on the Company.  Instead, we believe that our compensation structure encourages a fair balance of risk and reward.  The process undertaken by the board of directors to determine that the compensation policies do not create unnecessary risk includes detailed reviews of the assumptions used in the budget on which annual cash incentives are based.  In addition, the board of directors participates in the strategic planning process to ensure that the goals and planned strategies to achieve such goals are aligned between management and the board.  As a retail company operating only a one-store concept, we are not subject to many of the issues that cause employees in other industries to take excessive and unnecessary risks in order to maximize their compensation.  We believe that the components of our employee-wide compensation program are consistent in form with similar companies.  Also, the performance targets for our named executive officers are at the consolidated company level, not at individual division or subsidiary levels, and there is a balance between annual cash incentive compensation and long-term equity incentives to enhance the likelihood that management will not make decisions in the short-term to earn cash incentives at the risk of achieving long-term success.

Board of Directors Committees

The board of directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each comprised solely of the independent members of our board of directors, Messrs. Carney, Duskin, Goff and Lupo and Mses. Jenkins and Levy.

Audit Committee

The Audit Committee, currently consisting of all six of the Company’s independent directors, reviews our internal accounting procedures and consults with and reviews the services provided by our independent registered public accounting firm. All members of the Audit Committee satisfy NASDAQ’s audit committee member independence requirements. Mr. Carney is the Chairman of the Audit Committee.  The board of directors has determined that Mr. Carney is an “audit committee financial expert” as defined by the rules of the SEC.  During fiscal 2017, the Audit Committee met 10 times.

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Audit Committee oversees the Company’s accounting and financial reporting processes, both internal and external, and audits of the Company’s financial statements, on behalf of the board of directors.  The principal duties and responsibilities of the Audit Committee, among other things, are to:

•                  have direct responsibility for the appointment, selection, compensation, retention, replacement and oversight of the work of our independent registered public accounting firm, including prescribing what services are allowable and approving in advance all services provided by them;

•                  discuss with the internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits and the results of their respective audits;

•                  review our annual audited financial statements and quarterly unaudited financial statements, and discuss the statements with management and the independent registered public accounting firm and review our earnings press releases, as well as financial information and earnings guidance, if any, provided to analysts and rating agencies;

•                  review and discuss with management, the internal auditors and the independent registered public accounting firm the adequacy and effectiveness of our internal controls, including our ability to monitor and manage business risk, legal and ethical compliance programs and financial reporting;

•                  review and approve all related party transactions consistent with the rules applied to companies listed on The NASDAQ Stock Market; and

•                  establish procedures regarding complaints received by us or our employees regarding accounting, accounting controls or auditing matters.

The Audit Committee is required to report regularly to our board of directors to discuss any issues that arise with respect to the quality or integrity of our financial statements, our compliance with legal or regulatory requirements, the performance and independence of our independent registered public accounting firm, or the performance of the internal audit function. The Audit Committee’s work is guided by a written charter which has been approved and adopted by the board of directors. A copy of the current Audit Committee charter is available in the “Investor Relations” section of the Company’s website located at http://www.cititrends.com. The information set forth on this website should not be deemed filed with, and is not incorporated by reference into, this proxy statement or any of the Company’s other filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically so provides.

Compensation Committee

The Compensation Committee, currently consisting of all six of the Company’s independent directors, reviews and determines the compensation and benefits of the Company’s executive officers and administers our incentive and equity-based compensation plans. All members of the Compensation Committee satisfy NASDAQ’s compensation committee member independence requirements.  Mr. Goff is the Chairman of the Compensation Committee. The Compensation Committee has adopted a written charter, a copy of which is available in the “Investor Relations” section of the Company’s website at http://www.cititrends.com.  During fiscal 2017, the Compensation Committee met 10 times.  The principal duties and responsibilities of the Compensation Committee, among other things, are to:

•                  review and approve corporate goals and objectives relevant to our CEO’s compensation, evaluate the CEO’s performance in light of these goals and objectives, and determine and approve the CEO’s compensation based on such evaluation;

•                  make recommendations to our board of directors regarding compensation for our other executive officers, including the salaries and awards under our incentive compensation plans and equity-based plans;

•                  review and administer the Company’s incentive and equity-based compensation plans;

•                  review and make recommendations to our board of directors concerning compensation arrangements for non-employee members of our board of directors;

•                  oversee, in consultation with management, regulatory compliance with respect to compensation matters;

•                  review the Company’s overall compensation systems and determine whether any incentive compensation arrangements encourage excessive risk-taking;

•                  review and approve any severance or similar termination payments proposed or made to any of our current or former executive officers; and

•                  review and approve any employment contracts or other contractual arrangements resulting in any payment to any employee of the Company proposed to be made as a result of a change in control of the Company.

The Compensation Committee has the discretion to delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee.  In addition, the Compensation Committee has delegated limited authority to a committee consisting of our CEO to grant awards under the 2012 Incentive Plan to non-executive employees of the Company. The Compensation Committee has the authority and resources to engage compensation consultants and legal, accounting or other advisors to provide the committee with advice and information in connection with carrying out its responsibilities.  The Compensation Committee engaged Korn Ferry Hay Group (“Hay Group” or the “Compensation Consultant”) to provide advice on the Company’s executive and director compensation practices.

See “Compensation Discussion and Analysis” elsewhere in this proxy statement for a discussion of the role of the Compensation Consultant and executive officers in the compensation process and further discussion of the processes and procedures of the Compensation Committee.  See also “Compensation Committee Report” elsewhere in this proxy statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of all six of the Company’s independent directors.  Ms. Levy is the Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has adopted a written charter, a copy of which is available in the “Investor Relations” section of the Company’s website at http://www.cititrends.com.  During fiscal 2017, the Nominating and Corporate Governance Committee met 6 times.  The principal duties and responsibilities of the Nominating and Corporate Governance Committee, among other things, are to:

•                  review the composition of our board of directors and committee structure and evaluate the performance of the board, its directors and its committees;

•                  identify individuals qualified to become board members, consistent with criteria approved by our board of directors;

•                  select and recommend individuals as nominees to serve as directors at annual meetings of our stockholders and nominate individuals to fill any vacancies;

•                  develop and recommend to our board of directors a set of corporate governance principles applicable to us and periodically review and assess such corporate governance principles and the Company’s governing documents; and

•                  review the institutional and other affiliations of our board members and nominees for directors for any potential conflicts of interest and make recommendations to our board of directors with respect to the determination of director independence.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics applicable to our directors, executive officers (including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions)

and employees in accordance with the rules of The NASDAQ Stock Market and the SEC. Our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

•                  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;

•                  full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in all other public communications;

•                  compliance with applicable laws, rules and regulations, including insider trading compliance; and

•                  accountability for adherence to the code and prompt internal reporting of violations of the code, including illegal or unethical behavior regarding accounting or auditing practices.

The Code of Business Conduct and Ethics is available on the Company’s website at http://www.cititrends.com. In the event of any amendment or waiver of the Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, such amendment or waiver will be posted on our website.  Our directors, executive officers and employees are required to affirm annually their compliance with the Code of Business Conduct and Ethics.

Governance Highlights

•                  Majority voting in uncontested elections of directors

•                  Majority independent directors

•                  Independent Lead Director of our board of directors

•                  Separate Chairman of our board of directors and Chief Executive Officer since March 2015

•                  Each director serving in 2017 attended over 85% of the aggregate number of the meetings of our board of directors and applicable Committees held in 2017 when he or she was a director

•                  Diverse board of directors in terms of background, professional experience and skills

•                  Independent directors meet regularly in executive session without management present

•                  Audit, Compensation and Nominating and Corporate Governance Committees are composed entirely of independent directors

•                  Stock ownership guidelines for directors and certain executive officers

•                  Risk oversight by full board of directors and committees

•                  Company policy against hedging, short-selling and pledging by directors, officers and employees

•                  Compensation recoupment (“clawback”) policy

•                  Directors, executive officers and employees are required to affirm their compliance with the Code of Business Conduct and Ethics annually

•                  Annual board of directors and committee self-evaluations

Stock Ownership Guidelines for Directors and Executives

In order to align the financial interests of our directors and certain executive officers with the long-term interests of our stockholders, we have Stock Ownership Guidelines (the “Guidelines”).  Under the current Guidelines, as amended in March 2017, each of our non-employee directors is expected to retain all of his or her shares of common stock until they attain stock ownership with a fair market value equal to at least three times the annual base cash retainer paid to directors (excluding committee and attendance fees).

Bruce D. Smith, our President and Chief Executive Officer, is similarly expected to retain shares of common stock equal to three times his annual base salary.  Shares of common stock owned directly or indirectly count toward meeting the Guidelines; however, shares of unvested time-based restricted stock and unearned performance-based restricted shares do not count.

As of February 3, 2018, each of our non-employee directors, with the exception of Mr. Goff, who joined the board of directors in November 2013, Ms. Levy, who joined the board of directors in August 2016, and Ms. Jenkins, who joined the board of directors in October 2017, owned shares with a fair market value in excess of the Guidelines’ requirements and are, therefore, in compliance with the Guidelines.  Neither Mr. Goff, Ms. Levy nor Ms. Jenkins has disposed of any shares of common stock since joining the board of directors, therefore, they are also in compliance with the Guidelines.  Mr. Smith owned shares with a fair market value in excess of the Guidelines’ requirements as of February 3, 2018.

Compensation Committee Interlocks and Insider Participation

No current member of the Compensation Committee serves or has ever served as one of our executive officers or employees. None of our executive officers serves or has ever served as a member of the board of directors or the compensation committee of any entity that has one or more executive officers serving on our board of directors or our Compensation Committee.

Attendance of Directors

During fiscal 2017, the board of directors held 33 meetings. Each director attended over 85% of the aggregate of the total number of meetings held by the board of directors and the total number of meetings held by all committees of the board of directors on which he or she served, which meetings were held when he or she was a director.

Policies Relating to our Board of Directors

Nomination and Selection of Directors

The Nominating and Corporate Governance Committee identifies and evaluates potential director candidates in a variety of ways. Recommendations may come from current members of our board of directors, professional search firms, members of management, stockholders or other persons. In assessing the qualifications of potential nominees, the Nominating and Corporate Governance Committee may rely on personal interviews or discussions with the candidate and others familiar with the candidate’s professional background, on third-party background and reference checks and on such other due diligence information as reasonably available. The Nominating and Corporate Governance Committee must be satisfied that the candidate possesses the highest professional and personal ethics and values and has broad experience at the policy-making level in business before it would recommend a candidate as a nominee to our board of directors, and the nominee must meet the following minimum qualifications:

•                  demonstrates personal integrity and moral character;

•                  shows a willingness to apply sound and independent business judgment for the long-term interests of stockholders of the Company;

•                  possesses relevant business or professional experience, technical expertise or specialized skills;

•                  exhibits personality traits and background that appear to fit with those of the other directors to produce a collegial and cooperative board responsive to the Company’s needs; and

•                  maintains the ability to commit sufficient time to effectively carry out the substantial duties of a director.

Neither the board nor the Nominating and Corporate Governance Committee has a formal diversity policy with regard to the consideration of diversity in identifying director candidates; however, our Corporate Governance Guidelines state that the committee will review candidates’ experience, integrity, competence, diversity, skills, and dedication in the context of the needs of the board.  Accordingly, in connection with its evaluation of each candidate, the committee takes into account how all of these factors pertaining to a candidate may complement or supplement those skills of other board members.  This helps to explain how our board, consisting of eight members, represents such a wide range of experiences, including executive, financial, merchandising, retail operations and distribution.

The Nominating and Corporate Governance Committee evaluates nominees submitted by stockholders in the same manner as nominees from other sources.  Stockholders may recommend nominees for consideration at the annual meeting by submitting the names and supporting information to the Secretary of the Company at: Stockholder Nominations, Citi Trends, Inc., 104 Coleman Boulevard, Savannah, Georgia 31408. Such submissions must be delivered or mailed to the Secretary and received not less than ninety (90) calendar days and not more than one hundred twenty (120) calendar days prior to the first anniversary of the previous year’s annual meeting. The submission should include a current resume and curriculum vitae of the candidate, a statement describing the candidate’s qualifications and contact information for personal and professional references. The submission must also include certain information about the stockholder who is submitting the nominee and must comply with all of the requirements set forth in the Company’s bylaws.

Communications with our Board of Directors

Stockholders and other interested parties may communicate directly with our board of directors, the non-management directors as a group or individual directors. All communications should be in writing and should be directed to the Secretary of the Company at: Stockholder Communications, Citi Trends, Inc., 104 Coleman Boulevard, Savannah, Georgia 31408. The sender should indicate in the address whether it is intended for the entire board of directors, the non-management directors as a group or an individual director. Each communication received by the Secretary will be forwarded to the intended recipients.

Stockholder Engagement

The Company recognizes the value of the views and input of its stockholders. The Company reaches out to and engages with its stockholders on various topics, including corporate governance, compensation, performance, strategy and other matters. We believe that having regular engagement with our stockholders strengthens our relationships with stockholders and helps us to better understand stockholders’ views on our policies and practices and other matters of importance to our business.

Director Attendance at Annual Meeting of Stockholders

We do not have a formal policy regarding attendance by directors at our annual meeting of stockholders but invite, expect and encourage all directors to attend. All of the individuals who were directors at the time of the 2017 annual meeting of stockholders attended such meeting.

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s financial reporting process on behalf of the board of directors.  Management has primary responsibility for the financial statements, the reporting process, and maintaining an effective system of internal controls over financial reporting.  The Audit Committee has adopted a written charter, a copy of which is available in the “Investor Relations” section of the Company’s website at http://www.cititrends.com.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for the 2017 fiscal year. The Audit Committee has also discussed with KPMG LLP, the Company’s independent registered public accounting firm during the 2017 fiscal year, the matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees.

The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence from the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2018 for filing with the SEC.

Submitted by the Audit Committee of the board of directors:

Brian P. Carney, Chairman

Jonathan Duskin

Laurens M. Goff

Margaret L. Jenkins

Barbara Levy

John S. Lupo

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis section of this proxy statement and discussed that disclosure with management.  Based on its review and discussions with management, the committee recommended to our board of directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement for the 2018 annual meeting of stockholders and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2018.

The undersigned members of the Compensation Committee have submitted this Report to the Board of Directors.

Submitted by the Compensation Committee of the board of directors:

Laurens M. Goff, Chairman

Brian P. Carney

Jonathan Duskin

Margaret L. Jenkins

Barbara Levy

John S. Lupo

EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of our current executive officers.

Name	Age	Position(s)
R. Edward Anderson	68	Chairman of the Board of Directors
Bruce D. Smith	59	President, Chief Executive Officer and Secretary
Ivy D. Council	61	Executive Vice President of Human Resources and Chief Compliance Officer
Stuart C. Clifford	64	Senior Vice President and Chief Financial Officer
James A. Dunn	61	Senior Vice President of Store Operations
Charles D. Crowell	65	Senior Vice President of Supply Chain
Brian D. Lattman	47	Senior Vice President and General Merchandise Manager
Christina K. Short	46	Senior Vice President and General Merchandise Manager

The following sets forth selected biographical information for our executive officers who are not directors.

Ivy D. Council. Ms. Council has served as our Executive Vice President of Human Resources and Chief Compliance Officer since March 2012 and as our Senior Vice President of Human Resources since January 2007.  In 2006, Ms. Council served as Vice President of Human Resources for Baja Fresh Restaurants, a division of Wendy’s, Inc.  From 2003 to 2006, Ms. Council served as Executive Vice President of Human Resources for Pasta Pomodoro Restaurants and as a director of such entity from 2001 through 2002.  Prior to that, Ms. Council served as Senior Vice President of Human Resources for Ross Stores, Inc.

Stuart C. Clifford.  Mr. Clifford has served as our Senior Vice President and Chief Financial Officer since March 2018, as our Vice President, Finance since October 2014 and as our Director of Accounting since July 2007.  Prior to joining the Company, Mr. Clifford served in various financial and operational positions with Friedman’s Jewelers, from Finance Director in 1992 through Senior Vice President of Store Operations in 2004.

James A. Dunn. Mr. Dunn has served as our Senior Vice President of Store Operations since 2006 and as our Vice President of Store Operations since 2001. From January to April 2001, Mr. Dunn was our Director of Training and Development and from 2000 to 2001, was one of our Regional Managers. Prior to joining the Company, Mr. Dunn was a Store Manager at Staples from 1999 to 2000. Prior to that, Mr. Dunn was a Regional Manager at Dress Barn, where he supervised 77 stores and 10 district managers.

Charles D. Crowell. Mr. Crowell has served as our Senior Vice President of Supply Chain since April 2011. From 2004 to March 2011, Mr. Crowell served as Vice President, Distribution for Hecht’s, a division of May Department Stores Company, and Macy’s, Inc. upon the merger of the two companies.  Mr. Crowell served as Vice President, Distribution Services for The Home Depot from 1997 to 2002 where he was responsible for the operations of a worldwide network of 62 distribution facilities. Prior to that, Mr. Crowell served as Vice President of Transportation and Distribution for Best Products.

Brian D. Lattman.  Mr. Lattman has served as our Senior Vice President, General Merchandise Manager since March 2018, and as our Vice President, General Merchandise Manager from March 2017 to March 2018.  Mr. Lattman served as Divisional Merchandise Manager from the time he joined the Company in August 2016 to March 2017.  From June 2013 to August 2016, Mr. Lattman served as President and Chief Merchandising Officer of dELiA*s and Alloy Apparel, online apparel retailers.  Mr. Lattman was the President of Merchandising and Sales for Lany Group, a private label apparel manufacturer from 2005 to 2013.  Prior to that, Mr. Lattman was the Vice President, Chief Merchandising Officer of Norstan Apparel Shops, a ladies apparel retailer.

Christina K. Short.  Ms. Short has served as our Senior Vice President, General Merchandise Manager since March 2018, and as our Vice President, General Merchandise Manager from March 2017 to March 2018.  Ms. Short served as Vice President of Planning and Allocation, Divisional Merchandise Manager, from October 2016 to March 2017, and as Vice President of Planning and Allocation from February 2015 to October 2016.  From the time Ms. Short joined the Company in March 2013 to February 2015, she was a merchandise buyer.  From 2011 to 2013, Ms. Short was a buyer at ideeli Inc., an online apparel retailer, after spending 11 years at TJX Companies, Inc. in various capacities in the merchandise planning, allocation and buying areas.

Each of the executive officers serves at the discretion of the board of directors and holds office until his or her successor is elected and qualified or until his or her earlier resignation or removal.  There are no family relationships among any of the directors or executive officers.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In the paragraphs that follow, we will give an overview and analysis of the material elements of our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our named executive officers, and the material factors that we considered in making those decisions.  This information should be read in conjunction with the compensation tables, related narratives and notes contained later in this proxy statement, containing specific information about the compensation earned or paid in fiscal 2017 to the following individuals, whom we refer to as our named executive officers (positions shown are those held by the respective officers during fiscal 2017):

•                  R. Edward Anderson, the Executive Chairman of our board of directors,

•                  Jason T. Mazzola, our former President and Chief Executive Officer,

•                  Bruce D. Smith, our Acting Chief Executive Officer, Chief Operating Officer and Chief Financial Officer,

•                  Ivy D. Council, our Executive Vice President of Human Resources and Chief Compliance Officer,

•                  James A. Dunn, our Senior Vice President of Store Operations, and

•                  Charles D. Crowell, our Senior Vice President of Supply Chain.

The discussion below is intended to help you understand the detailed information provided in the compensation tables and put that information into context within our overall compensation program.

Summary of Fiscal 2017

The sales momentum the Company built in late 2016 continued throughout 2017, and together with accomplishments in several other areas of our business, strengthened Citi Trends’ profits significantly for the year.  Total sales for the year ended February 3, 2018 increased 8.6% to $755 million, including a 4.5% increase in comparable store sales for the 53 weeks of 2017 when compared with the similar 53 weeks for the period ended February 4, 2017.  Underscoring our sales growth, all three ticket and transaction metrics were favorable, and all five of our major merchandise categories contributed to the sales improvement.  This top-line expansion, combined with significant leveraging of selling, general and administrative expenses during 2017, was the key driver behind our increase in profits for the year.  Net income in 2017 improved to $14.6 million, or $1.03 per diluted share, compared with $13.3 million, or $0.91 per diluted share in 2016.  However, when 2017 net income is adjusted for proxy contest expenses and the impact of tax reform, adjusted net income per diluted share increased 38.5% to $1.26.  Our compensation program is designed to align the interests of management and stockholders and to link Company performance with executive pay, such that the Company’s achievement of challenging financial goals results in payment of annual incentives to our executive officers.  As discussed in the “Annual Cash Incentives” section below, we attained 103.6% of our Adjusted EBITDA target, resulting in cash incentives being paid to our named executive officers at a rate equal to 119.6% of the target award.

Adjusted net income per diluted share is a non-GAAP measure.  See the reconciliations under “Key Operating Statistics” on page 21 of our Form 10-K for the fiscal year ended on February 3, 2018 for a reconciliation to GAAP net income.

Our Pay Governance Reflects Best Practices

We believe the following compensation and pay governance practices reflect a “best practices” approach to pay governance and are integral parts of the Company’s compensation philosophy:

Our Executive Compensation Practices (What We Do):

•                  Stock ownership guidelines have been adopted for the Company’s Chief Executive Officer and directors.

•                  A compensation clawback policy is applicable to the Company’s executive officers.

•                  A significant portion of named executive officer compensation is performance-based.

•                  The Compensation Committee reviews “tally sheets” to understand total compensation calculations in connection with making compensation decisions.

•                  Change in control benefits, including the acceleration of equity awards, are “double-trigger” benefits, which require both a change in control and a qualifying termination within a specified period following the change in control.

Executive Compensation Practices Not Implemented (What We Don’t Do):

•                  No excise tax gross-ups are provided.

•                  Executive officers and directors, through the Company’s anti-hedging policy, are not permitted to engage in certain transactions such as puts, calls or other derivatives relating to the Company’s securities.

•                  We have never repriced underwater stock options.

•                  We do not pay dividends on unvested stock awards.

Consideration of Last Year’s Advisory Stockholder Vote on Executive Compensation

At the annual meeting of stockholders held on May 24, 2017, 95% of the shares cast were voted to approve the compensation of the Company’s named executive officers, as discussed and disclosed in the 2017 proxy statement.  This is consistent with a pattern of high stockholder approval of our executive compensation program, as 95% or more of the shares cast at each of our three most recent annual meetings were voted to approve the compensation of our named executive officers.

Our board of directors and the Compensation Committee appreciate and value the views of our stockholders, and regularly solicit their input on matters such as executive compensation, board composition, and other more general governance topics.  In considering the results of the consistently high advisory votes on executive compensation, the Compensation Committee concluded that the compensation paid to our named executive officers and the Company’s overall pay practices enjoy strong stockholder support.

In light of the very strong stockholder support of the compensation paid to our named executive officers evidenced by the results of this advisory vote, the Compensation Committee decided to retain our general approach to executive compensation and did not make significant changes to our executive compensation programs for 2017.  Going forward, future advisory votes on executive compensation, and direct communication with our stockholders on the subject, will serve as an additional tool to guide the Committee in evaluating the alignment of the Company’s executive compensation programs with the interests of the Company and its stockholders.

Objective of Our Compensation Program

In order to maintain a critical advantage in our competitive marketplace, we believe our compensation program should be designed to provide market-competitive compensation and benefits that will enable us to attract and retain a talented, diverse workforce dedicated to the long-term success of the Company.   In furtherance of those goals, our compensation program is designed to:

•                  enable the Company to attract, retain and motivate a team of high quality executives who will create long-term stockholder value;

•                  create opportunities to participate in the ownership of the Company and to share in the value the executives help create, both directly and through managing those that report to them; and

•                  provide rewards that are proportional to each executive’s contribution to our success by including an individual component as well as an overall corporate performance component.

Our compensation philosophy emphasizes each individual’s responsibility for high achievement and provides a strong link between pay and performance on both an individual and Company level.  Our management team and the Compensation Committee will continue to develop and refine our compensation philosophy, program and practices over time, with the goal of maximizing stockholder value.

How We Determine and Assess Executive Compensation

Role of the Compensation Committee and Executive Officers

The Compensation Committee plays an integral role in the strategic direction and administration of the compensation structure of the Company.  The Compensation Committee and our CEO work together to ensure that the compensation paid to our named executive officers is in line with our compensation philosophy and furthers our long-term goals.

Our CEO recommends to the Compensation Committee base salary, target annual cash incentive amounts and formulas, and long-term equity incentive grants for our executive officers (other than himself), after forming qualitative judgments regarding individual performance within each executive’s areas of direct responsibility, as well as how such performance serves the entire Company, and after having discussions with the Compensation Committee and other members of management regarding appropriate levels of compensation. The Compensation Committee reviews such recommendations and determines whether, in light of our compensation philosophy, the recommended compensation levels are appropriate. This determination includes consideration of recommendations by the Compensation Consultant as described below. Upon such determination, the Compensation Committee formally approves the compensation levels for recommendation to the board of directors.  Our CEO is not involved with any aspect of determining his own compensation.  The Compensation Committee independently sets the CEO’s total compensation package, taking into account the same factors as for the other executive officers.

Compensation Consultant

The Compensation Committee has the authority to directly engage outside compensation consultants and other experts to assist in fulfilling its duties.  As discussed in further detail in the following section, the Compensation Committee engaged Hay Group in 2017 to provide an analysis of the Company’s compensation practices and to provide the Compensation Committee with survey data and an update on current compensation trends.  The Compensation Committee assessed the independence of the Compensation Consultant against specific criteria under applicable SEC and NASDAQ rules and concluded that no conflict of interest exists that would prevent Hay Group from independently advising the Compensation Committee.  The Compensation Consultant does not have any relationship or arrangement with the Company other than their engagement as a consultant to the Compensation Committee.

Market Data

Periodically, the Compensation Committee reviews the compensation practices of a group of public companies selected from an industry peer group comprised primarily of specialty apparel retailers that are similar in size to the Company.  The peer group used by the Compensation Consultant in the 2017 analysis consisted of the apparel retailers indicated below.  The Compensation Committee believes that the companies comprising this peer group represent appropriate comparisons due to the similarity in business and financial characteristics.  They are all either direct or tangential business competitors or geographically situated and similarly sized such that we consider them to be competitors for recruitment and retention purposes.

Boot Barn Holdings, Inc.	Hibbett Sports, Inc.
The Buckle Inc.	New York & Company, Inc.
The Cato Corporation	Shoe Carnival, Inc.
Christopher & Banks Corporation	Stage Stores, Inc.
Destination Maternity Corporation	Stein Mart, Inc.
Destination XL Group, Inc.	Tilly’s, Inc.
Five Below, Inc.	Zumiez Inc.
Francesca’s Holdings Corporation

The Compensation Committee also reviewed compensation information provided by the Compensation Consultant from its proprietary 2017 survey of more than 140 retail companies. The Compensation Consultant’s analysis focused on the following areas of compensation:

•                  base salary,

•                  annual cash incentives,

•                  total cash compensation (the sum of base salary and annual cash incentives),

•                  long-term equity incentives (a variable incentive vesting over a multi-year period), and

•                  total direct compensation (the sum of total cash compensation and long-term equity incentives).

We do not strive to set our executive officers’ targeted total direct compensation at a specific level relative to the median reflected in the Compensation Consultant’s peer group study or retail company survey.  Instead, the data is used as a guide and is combined with the experience and judgment of the Compensation Committee’s members to determine the reasonableness of total direct compensation appropriate for each individual within the context of the Company’s performance.  The 2017 analysis by the Compensation Consultant indicated that total direct compensation at target levels for the majority of our executive officers was at or below median in relation to the peer group or retail survey, as applicable.

The allocation of our executive officers’ total direct compensation among base salary, annual cash incentives and long-term equity incentives is based on the Compensation Committee’s judgment, taking into consideration market practices reflected in previous and current peer group and retail surveys, together with a goal of providing a fair balance of risk and reward through an allocation that includes a reasonable mix of both fixed and variable components.

Elements of our Compensation Program

Our executive officer compensation program consists of the following elements: base salary, annual cash incentives, long-term equity incentives, and certain other benefits.

Base Salary

Base salaries fulfill the fixed portion of our compensation program.  Base salaries are set annually by the Compensation Committee based on a variety of factors, including peer group information, a qualitative review of the executive’s performance and contributions to the Company during the year and over a number of years, the oversight and direct managerial skills of our executives, and changes in responsibilities, if any.  After considering these factors, the Compensation Committee approved adjustments to certain of our named executive officers’ base salaries in March 2017 as shown below:

Name and Principal Position during	Fiscal 2016	Fiscal 2017
fiscal 2017	Base Salary Rate	Base Salary Rate	% Change

R. Edward Anderson	$—	$350,000	N/A
Executive Chairman of the Board of Directors

Jason T. Mazzola	$510,000	$—	N/A
Former President and Chief Executive Officer

Bruce D. Smith (1)	$460,000	$500,000	8.7%
Acting Chief Executive Officer, Chief Operating Officer and Chief Financial Officer

Ivy D. Council	$311,000	$311,000	0.0%
Executive Vice President of Human Resources and Chief Compliance Officer

James A. Dunn	$289,000	$289,000	0.0%
Senior Vice President of Store Operations

Charles D. Crowell	$271,000	$271,000	0.0%
Senior Vice President of Supply Chain

(1) Mr. Smith was promoted to Acting Chief Executive Officer on March 23, 2017.

Annual Cash Incentives

We measure our overall financial performance based on a number of financial metrics, of which the most important are (1) earnings before interest, taxes, depreciation and amortization (“EBITDA”) and (2) Adjusted EBITDA, which is comprised of EBITDA, as adjusted for asset impairment expense, a non-cash charge similar in certain respects to depreciation, and certain other unusual or one-time items, such as our proxy contest expenses in 2017.  The Company’s performance in these areas allows us to evaluate the Company’s success and operational performance in any given year.  The Company’s success and performance impacts our compensation decisions with respect to our executive officers.  We believe that linking our annual cash incentives to these financial metrics, while providing long-term equity incentives that are earned based on stock price appreciation (as described below), provide an effective and balanced approach to executive compensation that is aligned with the interests of our stockholders.

Our annual cash incentive program provides our executive officers with an opportunity to earn cash awards based on the achievement of our budgeted goal for Adjusted EBITDA. Due to the importance of this financial metric to the annual and long-term success of the Company, we strive to make the achievement of this goal each year to be a meaningful challenge to our executive officers. The budgeted Adjusted EBITDA that represents our goal considers many key operating and financial factors, including the following:

•                  Store selling square footage;

•                  Comparable store sales;

•                  Average sales per store;

•                  Gross margin;

•                  Store and distribution operating expenses as a percentage of sales; and

•                  Corporate expenses.

Our CEO recommends a target award (as a percentage of base salary) for each executive officer (other than himself) based on the executive’s position within the Company and consideration of data provided by the Compensation Consultant and, together with the Compensation Committee, determines the appropriate target award for each executive.  For fiscal 2017, each executive officer’s target award (as a percentage of base salary) was as follows:

Name	Target Award
Mr. Anderson	100%
Mr. Smith	100%
Ms. Council	65%
Mr. Dunn	50%
Mr. Crowell	50%

The annual cash incentive program is directly linked to our budgeted goals.  Items such as unplanned and significant costs related to litigation, claim judgments or settlements and proxy contests are excluded from both the budgeted and actual amounts used in the calculation of Adjusted EBITDA.  Since the calculation of cash incentives is based on performance versus budget, the exclusion of items such as these ensures that the inability to accurately budget such items does not positively or negatively influence cash incentives.

There is a scale in place that dictates payment of annual cash incentives in the event that actual Adjusted EBITDA as a percentage of Target Adjusted EBITDA is between the threshold and maximum levels of the scale.  For 2017, if actual EBITDA was equal to 94% of Target (threshold), then 50% of the Target award was to be paid, while if it was equal to or greater than 117% of Target (maximum), then 200% of the Target award was to be paid.

The graph below reflects the various potential payout levels at different levels of performance:

In 2017, the Target Adjusted EBITDA was $42,986,000, representing an 18.3% increase over 2016’s actual Adjusted EBITDA.  Actual Adjusted EBITDA for fiscal 2017 was $44,673,000, including the add-back of actual 2017 proxy contest expenses of $2,516,000.  For purposes of the incentive compensation calculation, actual Adjusted EBITDA was reduced by $149,000 to $44,524,000 in order to exclude the 2017 benefit from a legal settlement.  The actual performance for incentive purposes, $44,524,000, was 103.6% of the performance target.  As prescribed by the scale, achieving 103.6% of the performance target resulted in cash incentives equal to 119.6% of the Target award being payable to the executive officers.

Actual awards earned in each of the past three years by our named executive officers are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table elsewhere in this proxy statement.

Long-Term Equity Incentives

Long-term equity incentive compensation awards are designed to encourage the creation of long-term value for our stockholders by increasing the retention of qualified key employees and aligning the interests of executive officers with our stockholders through the officers’ ownership of equity in the Company.

The dollar value of each equity grant is within the discretion of the Compensation Committee and is based on recommendations made by our CEO (with respect to executives other than himself), which take into account the executive’s past performance, the executive’s position within the Company, and an evaluation of other elements of compensation provided to the executive officer.  The Compensation Committee also considers studies performed by the Compensation Consultant to determine the appropriate size of the equity-based awards.

We believe that grants of restricted stock and restricted stock units provide strong incentives for the creation of long-term stockholder value and provide significant retention value for the executives.  In 2017, Mr. Mazzola and Mr. Smith received long-term equity incentives with a total grant date value equal to 100% and 80% of base pay, respectively, split equally between restricted shares that vest over three years based on continued future employment with the Company and restricted stock units that vest in increments of 25% each if the Company’s stock price reaches $19.10; $21.70; $24.30; and $26.90 for twenty consecutive trading days at any time during the three years after the grant date.  In addition, upon being named Acting CEO, Mr. Smith received 7,500 restricted shares that vest over three years based on continued future employment with the Company.  Mr. Mazzola forfeited his awards prior to vesting when he resigned on March 20, 2017.  The Compensation Committee felt it important to focus these two corporate leaders on driving market performance of the Company as they oversee all areas of the Company and thus are held accountable for the overall performance of the Company, and they communicate directly with market participants and therefore are held accountable for how well the success of the Company translates into market value.

The long-term incentive grants to Ms. Council and Messrs. Dunn and Crowell consisted of time-based restricted shares that vest over three years based on continued future employment with the Company with grant date values determined as a percentage of base pay, equal to 65% for Ms. Council (executive vice president) and 50% for Messrs. Dunn and Crowell (senior vice presidents).  As previously discussed, the grant levels were determined as one of several components designed to achieve the desired total direct compensation; however, they were not set to be at any specific level within our peer group.  The vesting periods were determined based on consideration of peer group practices and discussions with the Compensation Consultant.

For more information regarding these long-term incentives granted to our named executive officers in fiscal 2017, please see “Grants of Plan-Based Awards Table for Fiscal Year 2017” and “Outstanding Equity Awards at 2017 Fiscal Year-End Table” and the related footnotes elsewhere in this proxy statement.

Other Benefits

Retirement.  We maintain the Citi Trends, Inc. 401(k) Profit Sharing Plan, a tax-qualified, defined contribution employee benefit plan in which a substantial majority of our employees, including the named executive officers, are eligible to participate.  We match 50% of employee contributions to the plan, up to a maximum of 4% of an employee’s total calendar year compensation (subject to IRS limits).

Perquisites.  During fiscal 2017, the Company provided Mr. Dunn with the use of a Company car.  Each executive officer also received life/long-term disability insurance coverage.  We did not provide any other special benefits or perquisites to our executive officers.  We believe these perquisites are reasonable in light of peer group practices.  We provide health and welfare benefits to our executive officers on the same basis as we provide to all of our salaried employees.  Prior to Mr. Mazzola’s resignation in March 2017, the Company provided him with reimbursements of commuting expenses to the Company’s buying offices in New York, New York from his home near Boston, Massachusetts and the cost of his apartment rental in New York.

Employment Agreements and Severance Agreements.  We have entered into severance agreements with all of our named executive officers, which provide severance benefits in the event their employment is terminated by the Company without Cause (as defined in the severance agreement) or in connection with a Change in Control (as defined in the severance agreement) of the Company.  Each severance agreement provides that if the Company terminates an executive’s employment without Cause or if the executive terminates his or her employment within twelve months of a Change in Control, provided that within such period the executive’s job duties have been materially diminished or compensation has been materially decreased, the Company will provide the executive with separation payments of twelve months base salary. The Company provides these involuntary termination severance benefits to protect individuals from events outside their control and to offer compensation packages similar to those commonly found in our market for competing executive talent. Furthermore, the Company provides these benefits to protect the Company against disruption in the event of a Change in Control. We believe that these severance agreements serve as an important retention element of the compensation package provided to these officers and acts to mitigate self-serving behavior during a potential Change in Control by providing a safety net to our executives in the event the employment relationship is severed.  The potential severance benefits payable to our named executive officers are described in “Potential Payments upon Termination or Change in Control” elsewhere in this proxy statement.

Equity Grant Practices

The Company has a practice of generally making equity awards on pre-established dates.  Annual equity awards are presented to the Compensation Committee for approval at a regularly scheduled Compensation Committee meeting, usually held in March of each year.  Equity awards are also given to employees throughout the year as they are hired or promoted into positions eligible for those awards. We make decisions on equity grants based solely on our compensation and retention objectives and our established measurements of the value of these awards.  The Company makes an effort to issue the annual grants each March after the Company’s fourth quarter earnings release, in order to allow time for the release to be disseminated to the investment community.

Stock Ownership Guidelines

As described above under “Stock Ownership Guidelines for Directors and Executives” in “Board of Directors and Committees of the Board of Directors,” certain of our executives are expected to retain all shares of common stock (except for shares withheld to pay withholding taxes) until such point that the owned stock has a fair market value equal to at least three times annual base salary.

Compensation Recoupment (“Clawback”) Policy

In November 2014, our board of directors adopted the Citi Trends, Inc. Compensation Recoupment Policy (the “Clawback Policy”).  Pursuant to the Clawback Policy, in the event of a restatement of the Company’s financial results as a result of material non-compliance with financial reporting requirements, the Compensation Committee will review the incentive compensation, including equity awards and non-equity incentive compensation, that the Company’s executive officers received or realized based on the erroneous financial results reported by the Company (“covered compensation”). If any covered compensation would have been lower had the covered compensation been calculated based on the Company’s restated financial results, the Compensation Committee will, as and to the extent it deems appropriate and as permitted by applicable law, recoup any portion of covered compensation paid to certain executives in excess of what would have been paid based on the restated financial results. The Compensation Committee shall seek recovery from any executive officer whose misconduct is determined by the Compensation Committee to have caused or contributed to the requirement for the restatement, unless the Compensation Committee determines that the cost of recovery would exceed the amount sought to be recovered. The Clawback Policy applies to all current and former executive officers of the Company.

The Clawback Policy applies in addition to any right of recoupment against the Company’s Chief Executive Officer and Chief Financial Officer pursuant to the Sarbanes-Oxley Act of 2002.  The policy does not apply in any situation where a restatement is not the result of material non-compliance with financial reporting requirements, such as any restatement due to a change in applicable accounting rules, standards or interpretations, a change in segment designations or the discontinuance of an operation.

Anti-Hedging Policy; Policy on Pledging

We have an insider trading policy that sets forth guidelines and restrictions applicable to transactions involving our stock by our directors, officers and employees.  Among other things, this policy prohibits our directors, officers and employees from engaging in purchases or sales of puts, calls, options or other derivative securities based on the Company’s securities.  These hedging transactions are prohibited because they would allow directors, officers and employees to continue to own the covered securities, but without the full risks and rewards of ownership.  When that occurs, their interests and the interests of the Company and its stockholders may be misaligned and may signal a message to the trading market that may not be in the best interests of the Company and its stockholders at the time it is conveyed.  The insider trading policy also prohibits directors and officers from engaging in short sales of the Company’s securities.

Our insider trading policy, which is available on our corporate website at http://www.cititrends.com, prohibits any pledging of the Company’s securities as collateral for a loan by a director or executive officer.

Tax and Accounting Considerations

It is the Compensation Committee’s intent to maximize tax deductibility of executive compensation while retaining some discretion needed to compensate executives in a manner commensurate with performance and the competitive landscape for executive talent.  Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), places a limit of $1 million on the amount of compensation that we may deduct in any year with respect to any one of our named executive officers.  For fiscal 2017, this limitation does not apply to compensation that meets the requirements under Code Section 162(m) for “qualifying performance-based” compensation and no deductions for compensation paid during 2017 were limited under Code Section 162(m).  However, beginning in fiscal 2018, such deduction limitation will apply to substantially all compensation with respect to named officers, including “performance-based” compensation.  This change is the result of the enactment of the Tax Cuts and Jobs Act tax reform legislation in December 2017.

2017 Fiscal Year Compensation Tables

Summary Compensation Table

The following table sets forth the cash and other compensation that we paid to our named executive officers, or that was otherwise earned by our named executive officers, for their services in all capacities during fiscal years 2015, 2016 and 2017.  Fiscal 2017 was comprised of 53 weeks, while fiscal years 2015 and 2016 were each comprised of 52 weeks.

		Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)

R. Edward Anderson (4)	2017	305,577	—	60,000	358,800	1,451	725,828
Executive Chairman of the Board of Directors	2016	60,577	—	201,520	—	—	262,097
	2015	399,808	—	60,000	402,500	15,199	877,507

Jason T. Mazzola (5)	2017	128,463	—	432,977	—	8,538	569,978
Former President and Chief Executive Officer	2016	509,038	—	393,385	—	47,401	949,824
	2015	486,538	—	442,189	575,000	50,548	1,554,275

Bruce D. Smith (6)	2017	503,739	—	450,100	575,447	4,869	1,534,155
Acting Chief Executive Officer, Chief Operating Officer and Chief Financial Officer	2016	459,039	—	283,861	—	4,612	747,512
	2015	437,750	—	318,375	414,000	4,197	1,174,322

Ivy D. Council	2017	316,981	—	202,150	241,771	8,348	769,250
Executive Vice President of Human Resources and Chief Compliance Officer	2016	310,519	—	202,150	—	8,619	521,288
	2015	305,539	—	198,900	228,735	5,376	738,550

James A. Dunn	2017	294,558	—	144,500	172,822	12,548	624,428
Senior Vice President of Store Operations	2016	288,519	—	144,500	—	13,408	446,427
	2015	283,596	—	142,000	163,300	12,411	601,307

Charles D. Crowell	2017	276,212	—	135,500	162,058	11,149	584,919
Senior Vice President of Supply Chain	2016	270,519	—	135,500	—	9,217	415,236
	2015	265,769	—	133,000	152,950	8,914	560,633

(1)         Reflects the grant-date fair value of restricted stock awards and restricted stock units computed in accordance with FASB ASC Topic 718.  The fair value of time-based grants of restricted stock is based on the closing price of the Company’s common stock on the date of grant, and the fair value of performance-based grants of restricted stock units is estimated using a lattice model with the following assumptions for 2017: (1) risk-free rate of return: 1.7%; (2) volatility: 39%; and (3) term: three years.  The aggregate grant date fair value of the awards to Mr. Mazzola, assuming the highest level of performance conditions will be achieved under their performance-based restricted stock units, was $510,000.  Mr. Mazzola forfeited these awards prior to vesting when he resigned on March 20, 2017.  The aggregate grant date fair value of the awards to Mr. Smith, assuming the highest level of performance conditions will be achieved under his performance-based restricted stock units, is $505,700.

(2)         Reflects the value of cash incentive compensation earned under our annual cash incentive program.

(3)         All Other Compensation in 2017 for Mr. Mazzola includes reimbursements for commuting expenses and rental expenses totaling $8,538.  Mr. Dunn’s All Other Compensation in 2017 includes $7,539 related to the use of a Company car.  Additionally, 2017 All Other Compensation includes amounts for each officer related to life and long-term disability insurance coverage and amounts representing the Company’s 401(k) matching contributions.

(4)         Mr. Anderson served as Executive Chairman from March 2015 to April 2016 and from March 2017 to March 2018.  From April 2016 to March 2017, he served as non-executive Chairman.  His cash incentive compensation for 2017 was determined on a pro rata basis beginning March 23, 2017 and ending on February 3, 2018.

(5)         Mr. Mazzola resigned on March 20, 2017.

(6)         Mr. Smith was promoted to Chief Operating Officer and Chief Financial Officer on March 22, 2015 and began serving as Acting Chief Executive Officer on March 23, 2017.  His cash incentive compensation for 2017 was determined on a pro rata basis based on his salary and Target award as Chief Operating Officer and Chief Financial Officer from the beginning of the year up to March 23, 2017, and his salary and Target award as Acting Chief Executive Officer for the remainder of the year.

CEO Pay Ratio

As required by Item 402(u) of Regulation S-K under the Exchange Act, we are providing the following information regarding the ratio of the annual total compensation of our median employee to the annual total compensation of Bruce D. Smith, our President and Chief Executive Officer. The pay ratio figures below are considered to be a reasonable estimate, calculated in a manner that is consistent with the requirements of Item 402(u) of Regulation S-K.

For 2017, our last completed fiscal year:

• annual total compensation of the employee who represents our median compensated employee (other than our CEO) was $15,300;

• annual total compensation of our CEO was $1,562,600.

Accordingly, for 2017, the ratio of CEO pay to median employee pay (other than the CEO) was 102:1.

Determining the Median Employee

Employee Population:

The Company used our employee population data as of February 3, 2018 as the reference date for identifying our median employee. As of such date, our employee population consisted of 5,596 individuals, over 90% of which were hourly employees, and all of whom were located in the United States. For purposes of the pay ratio calculation our employee population consists of all full- and part-time employees at all locations.

Methodology for Determining Our Median Employee, Compensation Measure and Annual Total Compensation of Median Employee:

With respect to the annual total compensation of the median employee, we calculated such employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.  In identifying the median employee from our employee population, we chose gross pay for the final payroll in fiscal 2017 as our consistently applied compensation measure.  We then annualized the compensation of all full-time and part-time permanent employees who were employed in said pay period (ended February 3, 2018).  We did not make any cost-of-living adjustments.  The median employee’s compensation includes items shown in the Summary Compensation Table above, primarily base pay, bonus, 401(k) and other compensation.

Annual Total Compensation of CEO

As noted above, Mr. Smith began serving as Acting Chief Executive Officer on March 23, 2017.  We calculated the annual total compensation of Mr. Smith for purposes of this CEO pay ratio disclosure by annualizing the compensation Mr. Smith earned for the portion of the year in which he served as Acting Chief Executive Officer.

Grants of Plan-Based Awards Table for Fiscal Year 2017

The following table sets forth the individual grants of awards made to each of our named executive officers during fiscal year 2017.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
		Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#) (2)	(#)

Mr. Anderson		175,000	350,000		700,000
	03/14/17							3,219	60,000

Mr. Mazzola (5)		255,000	510,000		1,020,000
	03/14/17					13,681			255,000
	03/14/17							13,680	177,977

Mr. Smith		250,000	500,000		1,000,000
	03/22/17							7,500	137,700
	03/14/17							9,872	184,000
	03/14/17					9,871			128,400

Ms. Council		101,075	202,150		404,300
	03/14/17							10,845	202,150

Mr. Dunn		72,250	144,500		289,000
	03/14/17							7,753	144,500

Mr. Crowell		67,750	135,500		271,000
	03/14/17							7,270	135,500

(1)         Represents threshold, target and maximum payout values pursuant to our annual cash incentive program for fiscal year 2017 performance.  For more information on our annual cash incentive program, see the description contained in the “Compensation Discussion and Analysis” elsewhere in this proxy statement.  In each case, the actual amount earned pursuant to our annual cash incentive program by each named executive officer is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(2)         Reflects the target payout level of performance-based restricted stock units that vest in 25% increments if the Company’s stock price reaches $19.10, $21.70, $24.30 and $26.90 for twenty consecutive trading days during the three years following the grant date.  The restricted stock units were granted pursuant to a form of award agreement which is filed as Exhibit 10.37 to the Company’s Annual Report on Form 10-K for the year ended February 2, 2013.

(3)         Represents awards of time-based restricted stock under the 2012 Incentive Plan, which vest in three equal installments on the first three anniversaries of the grant date.  The restricted stock was granted pursuant to a form of award agreement which is filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 28, 2012.

(4)         Reflects the grant-date fair value of restricted stock awards and restricted stock units computed in accordance with FASB ASC Topic 718.  The fair value of time-based grants of restricted stock is based on the closing price of the Company’s common stock on the date of grant, and the fair value of performance-based grants of restricted stock units is estimated using a lattice model with the following assumptions: (1) risk-free rate of return: 1.7%; (2) volatility: 39%; and (3) term: three years.

(5)         Mr. Mazzola forfeited all of his awards upon his resignation on March 20, 2017.

Employment Agreements

Letter agreements with Mr. Smith (March 2007), Ms. Council (December 2006) and Mr. Crowell (February 2011) provided for an annual gross starting salary of $250,000, $200,000 and $245,000, respectively, and participation in our annual bonus plan.  A letter agreement with Mr. Mazzola (January 2012) provided for an annual gross starting salary of $375,000 and participation in our annual bonus plan.  Mr. Mazzola’s letter agreement was terminated in connection with his resignation in March 2017.  Mr. Smith’s letter agreement was superseded by his new letter agreement (March 2018) that he received upon being named President and Chief Executive Officer.  The letter agreements may be terminated by the executive or us at any time for any reason or no reason.  See “Potential Payments Upon Termination or Change in Control” for further information concerning severance agreements and employment non-compete, non-solicit and confidentiality agreements between the Company and each of the named executive officers.

Outstanding Equity Awards at 2017 Fiscal Year-End Table

The following table provides information concerning unexercised options and unvested restricted stock and restricted stock units outstanding as of February 3, 2018 for each of our named executive officers.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)

Mr. Anderson	—	—	—	—	3,219	(3)	72,749

Mr. Mazzola (9)	—	—	—	—	—		—

Mr. Smith	—	—	—	—	7,500	(2)	169,500
					9,872	(3)	223,107	2,497	(6)	56,432
					6,934	(4)	156,708	5,345	(7)	120,797
					2,348	(5)	53,065	7,278	(8)	164,483

Ms. Council	—	—	—	—	10,845	(3)	245,097
					7,618	(4)	172,167
					2,594	(5)	58,624

Mr. Dunn	—	—	—	—	7,753	(3)	175,218
					5,446	(4)	123,080
					1,852	(5)	41,855

Mr. Crowell	—	—	—	—	7,270	(3)	164,302
					5,106	(4)	115,396
					1,735	(5)	39,211

(1)         Market value is based on the closing stock price of $22.60 on February 2, 2018, the last trading day of our 2017 fiscal year.

(2)         Restricted shares were awarded on March 22, 2017 under the 2012 Incentive Plan and vest in three equal installments on the first three anniversaries of the grant date.

(3)         Restricted shares were awarded March 14, 2017 under the 2012 Incentive Plan and vest in three equal installments on the first three anniversaries of the grant date.

(4)         Restricted shares were awarded on March 15, 2016 under the 2012 Incentive Plan and vest in three equal installments on the first three anniversaries of the grant date.

(5)         Restricted shares were awarded on March 19, 2015 under the 2012 Incentive Plan and vest in three equal installments on the first three anniversaries of the grant date.

(6)         Restricted stock units were awarded on March 14, 2017 under the Citi Trends, Inc. 2012 Incentive Plan.  These units are payable in shares of Common Stock and will be earned and vest based on the achievement of the closing price of the Company’s

Common Stock equaling or exceeding certain threshold amounts for 20 consecutive trading days.  The restricted stock units expire if the threshold amounts are not reached prior to March 14, 2020.

(7)         Restricted stock units were awarded on March 15, 2016 under the Citi Trends, Inc. 2012 Incentive Plan.  These units are payable in shares of Common Stock and will be earned and vest based on the achievement of the closing price of the Company’s Common Stock equaling or exceeding certain threshold amounts for 20 consecutive trading days.  The restricted stock units expire if the threshold amounts are not reached prior to March 15, 2019.

(8)         Restricted stock units were awarded on March 19, 2015 under the Citi Trends, Inc. 2012 Incentive Plan.  These units were payable in shares of Common Stock and would be earned and vest based on the achievement of the closing price of the Company’s Common Stock equaling or exceeding certain threshold amounts for 20 consecutive trading days.  The restricted stock units expired since the threshold amounts were not reached prior to March 19, 2018.

(9)         Mr. Mazzola resigned on March 20, 2017 and forfeited all unvested and unearned shares.

Option Exercises and Stock Vested Table for Fiscal Year 2017

The following table sets forth information concerning each exercise of stock options and vesting of restricted stock during the last completed fiscal year for each of the named executive officers.

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise	Acquired on Vesting	Vesting
Name	(#)	($)	(#)	($)(1)
Mr. Anderson	—	—	11,392	211,663
Mr. Mazzola	—	—	13,133	245,626
Mr. Smith	—	—	23,346	516,916
Ms. Council	—	—	10,180	190,357
Mr. Dunn	—	—	7,275	136,037
Mr. Crowell	—	—	6,842	127,944

(1)         Reflects the fair market value of the shares on the vesting date.

Potential Payments Upon Termination or Change in Control

As discussed in the “Other Benefits” section of the “Compensation Discussion and Analysis,” the Company has entered into severance agreements with each of the named executive officers.  Each severance agreement provides that if the Company terminates an executive’s employment without Cause (as defined in the severance agreement) or if the executive terminates his or her employment within twelve months of a Change in Control (as defined in the severance agreement), provided that within such period the executive’s job duties have been materially diminished or compensation has been materially decreased, the Company will provide the executive with separation payments of twelve months base salary, and will pay the executive the full monthly cost, less applicable tax withholdings, to maintain the same level of group health insurance maintained by the executive as of his separation from service for twelve months.  Mr. Mazzola resigned on March 20, 2017, but his resignation did not constitute a qualifying termination, and he did not receive any severance.

“Cause” generally means (i) commission of an act of fraud or dishonesty; (ii) conviction of a felony or a crime involving embezzlement, conversion of property or moral turpitude; (iii) engaging in willful or reckless misconduct or gross negligence in connection with Company property or activities which adversely affects the Company; (iv) material breach of any obligations as an employee or stockholder as set forth in certain Company policies; or (v) failure or refusal to perform any material duty or responsibility or a breach of fiduciary obligations to the Company.

The Company has also entered into an Employment Non-Compete, Non-Solicit and Confidentiality Agreement with each of the named executive officers.  Each non-compete agreement provides that upon a separation from the Company, the executive will not disclose confidential information relating to the Company, will not compete with the Company or render similar services to a competitor of the Company for a period of one year, will not solicit any vendor or supplier of merchandise to the Company on behalf of a competitor for a period of eighteen months and will not recruit Company personnel for a period of two years.

Pursuant to the terms of our 2012 Incentive Plan, and/or the applicable award agreements, all outstanding options and unvested restricted stock and restricted stock units will become 100% vested upon the occurrence of a change in control.  The following table summarizes the approximate value of the payments and benefits that each of our named executive officers would receive if the Company had terminated such executive’s employment at the close of business on February 3, 2018 or if a change in control of the Company had occurred as of such date.  The amounts shown in the table exclude distributions under our 401(k) retirement plan that are generally available to all of our salaried employees.

	Mr. Anderson	Mr. Smith	Ms. Council	Mr. Dunn	Mr. Crowell
Termination By Company Without Cause (Not in Connection with a Change in Control
Cash Severance (2)	$350,000	$500,000	$311,000	$289,000	$271,000
COBRA Payments	—	13,331	13,331	16,089	16,089
Total	$350,000	$513,331	$324,331	$305,089	$287,089

Termination By Company Without Cause; Qualifiying Termination by Executive (In Connection with a Change in Control)
Cash Severance (2)	$350,000	$500,000	$311,000	$289,000	$271,000
COBRA Payments	—	13,331	13,331	16,089	16,089
Value of Accelerated Unvested Restricted Stock (3)	$—	$602,380	$475,888	$340,153	$318,909
Total	$350,000	$1,115,711	$800,219	$645,242	$605,998

Change in Control of the Company (Regardless of Termination of Employment)
Value of Accelerated Unvested Restricted Stock (3)	$—	$602,380	$475,888	$340,153	$318,909
Total	$—	$602,380	$475,888	$340,153	$318,909

(1)         Mr. Mazzola resigned on March 20, 2017 and did not receive any severance payments.

(2)         Reflects cash severance equal to 12 months of the executive’s fiscal year 2017 annual salary.

(3)         Reflects the value of restricted stock awards or restricted stock units using the closing stock price of the Company’s common stock on February 2, 2018 ($22.60), the last trading day of our 2017 fiscal year. Pursuant to the terms of the grants of such awards, the shares become 100% vested upon a change in control of the Company.

Director Compensation Table for Fiscal Year 2017

The following table sets forth the cash and other compensation paid by the Company to the members of the board of directors of the Company for all services in all capacities during fiscal year 2017, except for Mr. Mazzola, who was not compensated for his services as a director and resigned in March 2017.

	Fees Earned or
	Paid in Cash		Stock Awards		Total
Name	($)		($)		($)
R. Edward Anderson (1)	68,500		60,000	(2)	128,500
Brian P. Carney	126,750		60,000	(2)	186,750
Laurens M. Goff	123,000		60,000	(2)	183,000
Lawrence E. Hyatt	92,309	(7)	60,000	(2)	152,309
John S. Lupo	141,750		60,000	(2)	201,750
Barbara Levy	130,250		60,000	(2)	190,250
Jonathan Duskin (3)	50,000		52,240	(4)	102,240
Margaret L. Jenkins (5)	23,500		27,401	(6)	50,901

(1)         Mr. Anderson served as non-executive Chairman of the Board until March 2017, at which time he resumed his role as Executive Chairman.  For serving as non-executive Chairman, Mr. Anderson received an annual retainer fee of $150,000, plus the regular annual retainer and meeting fees paid to all non-employee directors (as described below), prorated for the portion of the year in which he served as non-executive Chairman.  The $150,000 retainer for serving as non-executive Chairman was approved following a review of competitive pay practice for non-executive board chairs within the Company’s peer group, with consideration given to the significant role Mr. Anderson played in the Company’s real estate decisions as the Chairman of the real estate committee.

(2)         Reflects the grant-date fair value of 3,219 shares of restricted stock computed in accordance with FASB ASC Topic 718 based on the closing price of the Company’s common stock on the date of grant, March 14, 2017; all such shares vest on the first anniversary of the grant date.

(3)         Mr. Duskin joined the board of directors on May 24, 2017.

(4)         Reflects the grant-date fair value of 2,612 shares of restricted stock computed in accordance with FASB ASC Topic 718 based on the closing price of the Company’s common stock on the date of grant, June 21, 2017; all such shares vest on the first anniversary of the grant date.

(5)         Ms. Jenkins joined the board of directors on October 17, 2017.

(6)         Reflects the grant-date fair value of 1,336 shares of restricted stock computed in accordance with FASB ASC Topic 718 based on the closing price of the Company’s common stock on the date of grant, October 17, 2017; all such shares vest on the first anniversary of the grant date.

(7)         Includes cash of $11,309 paid to Mr. Hyatt representing a prorated amount of the value of restricted stock awards granted to him on March 14, 2017.  Mr. Hyatt left the board of directors on May 24, 2017.

The aggregate number of shares of restricted stock held by each of the non-employee directors as of February 3, 2018, was as follows: Mr. Anderson, 3,219; Mr. Carney, 3,219; Mr. Goff, 3,219; Mr. Lupo, 3,219; Ms. Levy, 3,219; Mr. Duskin, 2,612; and Ms. Jenkins, 1,336. Each of the grants was made pursuant to a restricted stock award agreement, a form of which is filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 28, 2012.  There were no awards of stock options to directors in fiscal 2017, and as of February 3, 2018, no director held any stock options.

Director Compensation

Annual Retainer.  During fiscal 2017, all non-employee directors received an annual retainer fee of $84,000 (prorated for any director that served for less than the full year). We also provided the following additional annual retainers: non-executive Chairman of the Board, $150,000 (which for 2017, was prorated for the portion of the year in which Mr. Anderson served as non-executive Chairman), Lead Independent Director, $25,000; Chair of the Audit Committee, $12,000; Chair of the Compensation Committee, $8,000; and Chair of the Nominating and Corporate Governance Committee, $6,000.  Additionally, for the portion of the fiscal year for which he served as non-executive Chairman, Mr. Anderson received a pro-rated Chairman fee of $125,000.

Meeting Fees.  Each of our non-employee directors received $2,500 for each board meeting attended and $750 for each telephonic meeting attended.  We reimburse all of our non-employee directors for reasonable out-of-pocket expenses in connection with their attendance at the meetings of the board of directors and committees.

Equity Awards.  In addition, each non-employee director received restricted stock awards under the 2012 Incentive Plan, as shown in the preceding “Director Compensation Table for Fiscal Year 2017.”

As noted in Footnote 1 to the Director Compensation Table, and as further explained in the “Board Leadership Structure” on page 6, Mr. Anderson served as Executive Chairman of the Board until April 2, 2016, and then began serving as non-executive Chairman of the Board.  Upon Mr. Mazzola’s resignation as Chief Executive Officer in March 2017, Mr. Anderson resumed his role as Executive Chairman in order to assist Mr. Smith in his transition to the role of Acting CEO and to provide for the orderly succession of management responsibilities.

While serving as Executive Chairman, Mr. Anderson did not receive any compensation for serving as a director or as Chairman of the Board, but received a base salary of $350,000 per year, and was eligible to earn an annual cash incentive with a target value equal to 100% of his base salary, which was prorated to reflect the portion of the Company’s fiscal year that Mr. Anderson served as Executive Chairman.

PROPOSAL 2:
APPROVAL OF AMENDMENTS TO THE COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS TO DECLASSIFY THE COMPANY’S BOARD OF DIRECTORS

Our board of directors has approved, and hereby recommends that our stockholders approve, amendments to our certificate of incorporation (the “Certificate Amendments”), and amendments to our bylaws (the “Bylaws Amendments”), to declassify our board of directors and to make related changes.

This proposal is being submitted as a result of the ongoing review of corporate governance matters and in recognition that in more recent years, stockholders of public companies are increasingly supportive of shifting from classified boards to the annual election of directors.  While the board of directors continues to believe that a classified board of directors has distinct advantages, the board of directors has also been actively engaging with the Company’s stockholders and has received feedback from several stockholders that a declassified board may be desirable, since declassifying the board of directors would increase director accountability to our stockholders by allowing all directors to be elected or re-elected by stockholders on an annual basis.

Therefore, following careful consideration of the foregoing matters, the board of directors has determined that it is advisable to allow the stockholders to vote on the Certificate Amendments and the Bylaws Amendments that would declassify the board of directors. By submitting this proposal to the Company’s stockholders, the board of directors is demonstrating that it is responsive and accountable to stockholders and committed to strong corporate governance.

Pursuant to Article Seventh of our certificate of incorporation and Article III of our bylaws, our board of directors is divided into three classes, denominated Class I, Class II and Class III, with members of each class holding office for staggered three-year terms and until their respective successors are duly elected and qualified. Our board of directors currently consists of eight members, three of whom are Class I Directors whose terms expire at this annual meeting of stockholders, three of whom are Class II Directors whose terms expire at the 2019 annual meeting of stockholders and two of whom are Class III Directors whose terms expire at the 2020 annual meeting of stockholders.

If this proposal is approved by our stockholders, Article Seventh of our certificate of incorporation and Article III of our bylaws would be amended to provide for the phased elimination of the classified structure of the board of directors over a three-year period. The declassification of our board of directors would be phased in commencing with the 2019 annual meeting of stockholders, and would result in the board of directors being fully declassified (and all board members standing for annual elections) commencing with the 2021 annual meeting of stockholders.

To comply with Delaware law, the Certificate Amendments and the Bylaws Amendments would not change the unexpired three-year terms of directors elected prior to the effectiveness of the amendment (including directors elected at this annual meeting of stockholders). Starting at the 2019 annual meeting of stockholders, directors would be elected to one-year terms, and until their successors are duly elected and qualified. Therefore, beginning with the 2021 annual meeting of stockholders, the entire board of directors would stand for election.

The Certificate Amendments and the Bylaws Amendments include the items described above, as well as the following additional, related amendments to our certificate of incorporation and our bylaws:

•                  Amend Article Seventh of our certificate of incorporation and Article IX of our bylaws to eliminate the supermajority vote required to alter, amend or repeal Article Seventh of our certificate of incorporation and Section 3.3 and 3.14 of our bylaws in the future.

•                  Amend Article Seventh of our certificate of incorporation and Section 3.4 of our bylaws to provide that, from and after the 2021 annual meeting of stockholders, stockholders holding a majority of the votes entitled to be cast at an election of directors may remove directors either with or without cause, which is the default provision under Delaware General Corporation Law for declassified boards. Currently, stockholders may remove directors only for cause.

Under the terms of our certificate of incorporation and our bylaws, the Certificate Amendments and the Bylaws Amendments must be adopted by the affirmative vote of the holders of two-thirds (2/3) or more of the combined voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a class.  If the Certificate Amendments and the Bylaws Amendments are not adopted by our stockholders, our board of directors will remain classified, and none of the related changes will be made.

If this proposal is approved by our stockholders, the board of directors will (i) adopt the Certificate Amendments by amending and restating our certificate of incorporation to reflect the Certificate Amendments shown in Appendix A, and filing the resulting third amended and restated certificate of incorporation with the Secretary of State of the State of Delaware shortly after this annual meeting of stockholders, and (ii) adopt the Bylaws Amendments by amending and restating our bylaws to reflect the Bylaws Amendments set forth in Appendix B.

Following this annual meeting of stockholders, the board of directors may consider and approve additional amendments to the bylaws pursuant to authority granted to it under Article IX of our bylaws, including revisions to certain sections of our bylaws to adhere more closely to the language found in the Delaware General Corporation Law, to update the advance notice provisions and to make certain other technical, conforming, modernizing and clarifying revisions. The Company will file a Current Report on Form 8-K with the SEC disclosing any such amendments.

The board of directors unanimously recommends a vote “FOR” the proposal to approve the Certificate Amendments and the Bylaws Amendments to declassify the board of directors and to make related changes.

PROPOSAL 3:
RATIFICATION, BY NON-BINDING, ADVISORY VOTE, OF A BYLAW AMENDMENT TO DESIGNATE DELAWARE AS THE EXCLUSIVE FORUM FOR CERTAIN LEGAL ACTIONS

On March 20, 2018, the board of directors approved an amendment to add a new Article XI to the bylaws to provide, with certain exceptions, that the Court of Chancery of the State of Delaware (the “Delaware Court of Chancery”) be the exclusive forum for certain types of legal actions (the “Exclusive Forum Amendment”).  Although the bylaws allow the board of directors to adopt the Exclusive Forum Amendment without stockholder approval or ratification, our board of directors believes it is important for our stockholders to consider and decide whether the Exclusive Forum Amendment is appropriate for the Company.  Therefore, the board of directors has decided to request that stockholders ratify the Exclusive Forum Amendment on an advisory basis.

The full text of the Exclusive Forum Amendment is set forth below:

XI.  EXCLUSIVE FORUM

As authorized by Section 115 of the General Corporation Law of the State of Delaware, unless the Board of Directors consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any and all internal corporate claims, including, but not limited to, (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Certificate or these By-Laws, or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine.  Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.

The board of directors believes that it would be beneficial to the Company to require that certain disputes involving the Company or its directors or officers, such as: (i) certain derivative actions; (ii) certain claims of a breach of fiduciary duty owed by a director, officer or other employee to the Company or its stockholders; or (iii) actions asserting a claim arising under the Delaware General Corporation Law or governed by the internal affairs doctrine, be litigated in the Delaware courts. The Company believes that the Company’s ability to require claims to be brought in a single forum for disputes of this kind will help ensure consistent consideration of the issues by courts with expertise in the applicable laws, and increase efficiency and cost effectiveness in the resolution of such claims, all of which are in the best interests of the Company and its stockholders. Further, the board of directors believes that Delaware courts are best suited to address disputes involving such matters given that the Company is incorporated in Delaware and the Delaware courts’ reputation for expertise in corporate law matters.

Specifically, Delaware offers a specialized court system uniquely equipped to deal with corporate law questions, with streamlined procedures and processes which help provide consistent, relatively quick decisions. Such efficiency can limit the time, cost and uncertainty of litigation for all parties. These courts have also developed considerable expertise in dealing with corporate law issues, as well as a substantial and influential body of case law construing Delaware’s corporate law and long-standing precedent regarding corporate governance.

Exclusive forum provisions such as is contemplated by the Exclusive Forum Amendment are becoming increasingly common. Without a bylaw or similar provision such as that contemplated by the Exclusive Forum Amendment, the Company would be exposed to the possibility of plaintiffs using the Company’s diverse operational base to bring claims against the Company in multiple jurisdictions or choosing a forum state for litigation that may not apply Delaware law to the Company’s internal affairs in the same manner as the Delaware courts would be expected to do so. Although no assurance can be given that courts in all jurisdictions outside of Delaware will be willing to enforce the terms of the Exclusive Forum Amendment, certain jurisdictions have enforced exclusive forum provisions and the board of directors believes that adoption of the Exclusive Forum Amendment would reduce the risk that the Company could become subject to duplicative litigation in multiple forums, as well as the risk that the outcome of cases in multiple forums could be inconsistent, even though each forum purports to follow Delaware law. Any of these could expose the Company to increased expenses or losses.

The board of directors believes the Exclusive Forum Amendment will have no impact on the kind of remedy a stockholder may obtain and does not deprive stockholders of legitimate claims; rather it attempts to prevent the Company from being forced to waste corporate assets defending against duplicative suits. In addition, as discussed above, we believe the Delaware Court of Chancery offers a specialized system that can limit the time, cost and uncertainty of litigation for all parties, including stockholder plaintiffs. At the same time, the board of directors believes that the Company should retain the ability to consent to an alternative forum on a case-by-case basis where the Company determines that its interest and those of its stockholders are best served by permitting such a dispute to proceed in a forum other than Delaware.

The board of directors is aware that certain proxy advisors, and even some institutional investors, may not support an exclusive forum clause until the company proposing it can show it already has suffered material harm as a result of multiple stockholder suits filed in different jurisdictions regarding the same matter. However, the board of directors believes that it is far more prudent to take preventive measures now, before the Company and the interests of its stockholders are harmed by the increasing practice of the plaintiffs’ bar to file selectively their claims in favorable jurisdictions, than wait to incur the litigation and related costs of attempting to have the cases consolidated or risk that foreign jurisdictions may misapply Delaware law to the detriment of the Company and its stockholders.

After considering the foregoing, the board of directors believes the Exclusive Forum Amendment is in the best interests of the Company and its stockholders.

Stockholder approval is not required for the Excusive Forum Amendment; however, the board of directors believes this is an important issue and that it is in the best interests of the Company and its stockholders to seek a non-binding, advisory stockholder vote to ratify the Exclusive Forum Amendment. The ratification of the Exclusive Forum Amendment requires the affirmative vote of a majority of the votes cast at the annual meeting. If the proposal to ratify the Exclusive Forum Amendment is not approved, the board of directors intends to rescind the Exclusive Forum Amendment.

The board of directors unanimously recommends a vote “FOR” the ratification, by non-binding, advisory vote, of an amendment to the Company’s bylaws to designate Delaware as the exclusive forum for certain legal actions.

PROPOSAL 4:
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and related SEC rules, our stockholders have an opportunity to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers.  The Company seeks your advisory vote and asks that you support the compensation of our named executive officers as disclosed in this proxy statement.

As discussed in the “Compensation Discussion and Analysis” beginning on page 18, we have designed our executive compensation program to provide market-competitive compensation that will enable us to attract and retain a talented, diverse workforce.  Our compensation program emphasizes each individual’s responsibility for high achievement and provides a strong link between pay and performance on both an individual and Company level.  Our compensation is designed to reward executives when the Company achieves strong financial and operational results, and likewise to provide reduced pay when financial and operating results are not as strong.  We believe the 2017 compensation of our named executive officers is reflective of and consistent with that intent.

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Accordingly, our board of directors invites you to review carefully the “Compensation Discussion and Analysis” and the tabular and other disclosures on compensation under “Executive Compensation”, and cast a vote to approve the Company’s executive compensation programs through the following resolution:

“RESOLVED, that stockholders approve the compensation of the Company’s named executive officers, including the Company’s compensation philosophy, policies and practices, as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables, and any narrative executive compensation disclosure contained in this proxy statement.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our board of directors.  The stockholders’ advisory vote will not overrule any decision made by our board of directors or the Compensation Committee or create or imply any additional fiduciary duty by our directors.  Our board of directors and the Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

At the Annual Meeting of Stockholders on May 24, 2017, our stockholders expressed a preference that say-on-pay votes occur every year.  Consistent with this preference, the Board determined to continue its policy of having say-on-pay votes every year, and the next stockholder advisory vote is expected to occur at the 2019 annual meeting of stockholders.  A vote to recommend the frequency of say-on-pay votes is required every six years, and accordingly, a vote to recommend the frequency of such votes in the future will occur at the 2023 Annual Meeting.

The board of directors recommends that stockholders vote “FOR” the non-binding, advisory resolution to approve the compensation of the Company’s named executive officers.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company has adopted a Code of Business Conduct and Ethics which sets forth the Company’s policy of prohibiting participation by an employee, officer or director (or his/her family members) in any transaction that could create an actual or apparent conflict of interest with the Company.  Transactions prohibited by the Code of Business Conduct and Ethics, among other things, include: conducting business or engaging in a transaction on behalf of the Company with a family member or significant other or with a company in which the person or one of their family members is a significant owner or is associated or employed in a significant role or position; an employee accepting simultaneous employment with a client, credit source, supplier, or competitor, or taking part in any activity that enhances or supports a competitor’s position; a director of the Company serving as a director of any other company that competes with the Company; and transactions in which an employee, officer or director invests in a client, credit source, supplier or competitor that compromises his or her responsibilities to the Company.

The Company’s Code of Business Conduct and Ethics requires that the Audit Committee must review and approve in advance all material related party transactions or business or professional relationships that could present a conflict of interest. All instances involving potential related party transactions or such business or professional relationships must be reported to the CEO who will assess the materiality of the transaction or relationship and elevate the matter to the Audit Committee as appropriate. The Company will report all material related party transactions and such business or professional relationships under applicable accounting rules and the SEC’s rules and regulations. Any dealings with a related party will be conducted in such a way as to avoid preferential treatment and assure that the terms obtained by the Company are no less favorable than could be obtained from unrelated parties on an arm’s-length basis.

In addition, the charter of the Audit Committee requires the Audit Committee to review and approve all related party transactions as defined by Item 404 of the SEC’s Regulation S-K in accordance with NASDAQ listing standards. It is also one of the responsibilities of the Nominating and Corporate Governance Committee, as set forth in its charter, to consider possible conflicts of interests of directors and any related party transactions in connection with the determination of director independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own, or are part of a group that owns, more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of reports furnished to us, all reports required by Section 16(a) of the Exchange Act to be filed by our directors and executive officers and all beneficial owners of more than ten percent of our common stock outstanding to report transactions in our securities in fiscal 2017 were timely filed, except that Jonathan Duskin filed a Form 4 late to report an acquisition of restricted stock from the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of April 9, 2018, for the following persons:

•                  each stockholder known by us to own beneficially more than 5% of our common stock;

•                  each of our directors and named executive officers; and

•                  all directors and executive officers as a group.

The table below lists applicable percentage ownership based on 13,752,215 shares of common stock outstanding as of April 9, 2018.  We have determined beneficial ownership in the table in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have deemed shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days of April 9, 2018, to be outstanding, but we have not deemed these shares to be outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes below, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by that stockholder.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Class

Directors and Named Executive Officers:

Jason T. Mazzola (1)	95,083	*
Former President and Chief Executive Officer

Bruce D. Smith	109,710	*
President, Chief Executive Officer and Director

Ivy D. Council	85,140	*
Executive Vice President of Human Resources and Chief Compliance Officer

James A. Dunn	63,766	*
Senior Vice President of Store Operations

Charles D. Crowell	20,540	*
Senior Vice President of Supply Chain

R. Edward Anderson	239,215	1.73%
Chairman of the Board

Brian P. Carney	28,342	*
Director

Jonathan Duskin	526,810	3.83%
Director

Laurens M. Goff	13,426	*
Director

Margaret L. Jenkins	1,336	*
Director

Barbara Levy	5,176	*
Director

John S. Lupo	25,083	*
Director

Directors and executive officers as a group (14 persons)	1,156,440	8.41%

*        Denotes less than 1%.

(1)              This information is based on a Form 4 filed by Jason Mazzola on March 21, 2017.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Class

Other Beneficial Owners:

AllianceBernstein L.P. (1)	1,125,634	8.19%
1345 Avenue of the Americas
New York NY 01015

Dimensional Fund Advisors LP(2)	1,166,196	8.48%
Building One
6300 Bee Cave Road
Austin, TX 78746

BlackRock, Inc.(3)	1,379,974	10.03%
55 East 52nd Street
New York, NY 10055

(1)              This information is based on a Schedule 13G filed on February 13, 2018.  AllianceBernstein L.P. is an investment advisor with sole voting power with respect to 920,714 of the shares and sole dispositive power with respect to the listed shares.

(2)              This information is based on a Schedule 13G filed on February 9, 2018.  Dimensional Fund Advisors LP (“Dimensional”) is an investment adviser and furnishes investment advice to four investment companies and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (collectively the “Funds”).  In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds, and as such may be deemed to be the beneficial owner of shares held by the Funds.  All listed securities are owned by the Funds and Dimensional disclaims beneficial ownership of such securities.  Dimensional has sole voting power with respect to 1,120,002 of the shares and sole dispositive power with respect to the listed shares.

(3)              This information is based on a Schedule 13G/A filed on January 19, 2018.  The shares listed in the table are beneficially owned by the following subsidiaries of BlackRock, Inc.: BlackRock Institutional Trust Company, N.A.; BlackRock Fund Advisors; BlackRock Asset Management Canada Limited; BlackRock Advisors, LLC; BlackRock International Limited; BlackRock (Luxembourg) S.A.; BlackRock (Netherlands) B.V.; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co. Ltd.; and BlackRock Investment Management, LLC. BlackRock, Inc. has sole voting power with respect to 1,343,337 of the shares and sole dispositive power with respect to the listed shares.

PROPOSAL 5:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2019 and further directed that the appointment of KPMG LLP be submitted for ratification by the stockholders at the annual meeting. KPMG LLP has served as our independent registered public accounting firm since fiscal 2002. We understand that a representative from KPMG LLP will be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm is not required. However, the appointment is being submitted for ratification at the annual meeting with a view toward soliciting the stockholders’ opinions, which the Audit Committee will take into consideration in future deliberations. If the appointment of KPMG LLP is not ratified at the annual meeting, the Audit Committee will consider the engagement of another independent registered public accounting firm. The Audit Committee may terminate the engagement of KPMG LLP as our independent registered public accounting firm without the approval of our stockholders whenever the Audit Committee deems termination necessary or appropriate.

Principal Accounting Fee Information

The following table sets forth the aggregate fees paid or payable to KPMG LLP relating to the audit of our fiscal 2016 and 2017 financial statements and the fees billed to us in 2016 and 2017 by KPMG LLP for other professional services:

	Fiscal 2016	Fiscal 2017

Audit Fees(1)	$840,000	$840,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$840,000	$840,000

(1) Audit fees include amounts billed to us related to the annual audit of our financial statements and interim reviews of the quarterly    financial statements filed for fiscal 2016 and fiscal 2017.

Audit Committee Pre-Approval Policy

In accordance with the Audit Committee pre-approval policy, all audit services performed for us by our independent registered public accounting firm were pre-approved by the Audit Committee.

The Audit Committee’s pre-approval policy provides that our independent registered public accounting firm shall not provide services that have the potential to impair or appear to impair the independence of the audit role. The pre-approval policy requires our independent registered public accounting firm to provide an annual engagement letter to the Audit Committee outlining the scope of the audit services proposed to be performed during the fiscal year. Upon the Audit Committee’s acceptance of and agreement with such engagement letter, the services within the scope of the proposed audit services shall be deemed pre-approved pursuant to the policy.

The pre-approval policy provides for categorical pre-approval of specified audit and permissible non-audit services and requires the specific pre-approval by the Audit Committee, prior to engagement, of such services, other than audit services covered by the annual engagement letter. In addition, services to be provided by our independent registered public accounting firm that are not within the category of pre-approved services must be approved by the Audit Committee prior to engagement, regardless of the service being requested or the dollar amount involved.

Requests or applications for services that require specific separate approval by the Audit Committee are required to be submitted to the Audit Committee by both management and the independent registered public accounting firm, and must include a detailed description of the services to be provided.

Our policies prohibit us from engaging the independent registered public accounting firm to provide any services relating to bookkeeping or other services related to accounting records or financial statements, financial information systems design and implementation, appraisal or valuation services, or contribution-in-kind reports, actuarial services, any management function, legal services or expert services not related to the audit, broker-dealer, investment adviser, or investment banking services or human resource consulting. In addition, we evaluate whether our use of the independent registered public accounting firm for permitted non-audit services is compatible with maintaining the independence of the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee is prohibited from delegating to management its responsibilities to pre-approve services to be performed by our independent registered public accounting firm.

The board of directors recommends that stockholders vote “FOR” ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending February 2, 2019.

STOCKHOLDER PROPOSALS

FOR INCLUSION IN NEXT YEAR’S PROXY STATEMENT

Any proposal or proposals by a stockholder pursuant to Rule 14a-8 of the Exchange Act intended to be included in the Company’s proxy statement and proxy card relating to the 2019 annual meeting of stockholders must be received by us no later than January 4, 2019.   In addition, if you desire to bring business (including director nominations) before our 2019 annual meeting of stockholders, you must comply with the Company’s bylaws, which require that you provide written notice of such business to our Secretary at the address of our executive offices, which notice must be received no earlier than February 6, 2019 and no later than March 8, 2019.  Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card relating to the 2019 annual meeting of stockholders any stockholder proposal which may be omitted from the proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received.

Notices of intention to present proposals at the 2019 annual meeting should be addressed to the Company, Attention:  Secretary, 104 Coleman Boulevard, Savannah, Georgia 31408.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended February 3, 2018, as filed with the SEC, accompanies this proxy statement.  A copy of the Annual Report is available, without charge, upon written request directed to our Secretary at the corporate address set forth above.

OTHER BUSINESS

We know of no other matter to come before the annual meeting. However, if any other matter requiring a vote of the stockholders should arise, it is the intention of the persons named as proxies in the enclosed proxy card to vote such proxy in accordance with their best judgment.

Appendix A

Proposed Certificate Amendments

~~SECOND~~THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CITI TRENDS, INC.

Citi Trends, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the “GCL”), DOES HEREBY CERTIFY as follows:

1.  The name of the Corporation is Citi Trends, Inc. The Corporation was originally incorporated under the name “Allied Fashion, Inc.” and filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on March 3, 1999. The Corporation filed a restatement of its Certificate of Incorporation with the Secretary of State of the State of Delaware on April 12, 1999 ~~and~~, a Certificate of Amendment on June 26, 2001 changing its name from “Allied Fashion, Inc.” to “Citi Trends, Inc.,” a restatement of its Certificate of Incorporation on May 11, 2005, and a Certificate of Amendment on June 22, 2005.

2.  In the manner prescribed by Sections 242 and 245 of the GCL, resolutions were duly adopted by the Board of Directors and the stockholders of the Corporation, respectively, duly adopting this ~~Second~~Third Amended and Restated Certificate of Incorporation and amending and restating the Second Amended and Restated Certificate of Incorporation of the Corporation as herein provided.

3.  The text of the ~~Second~~Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) shall read in its entirety as follows:

FIRST: The name of the corporation is Citi Trends, Inc. (the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature or purpose of the business to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended (the “GCL”).

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 32,005,000 shares, consisting of:

(i) 32,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”); and

(ii) 5,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

A statement of the powers, designations, preferences, and relative participating, optional or other special rights and the qualifications, limitations and restrictions of the Common Stock and the Preferred Stock is as follows.

1.  Common Stock.

(a)  Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as, if and when, determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding shares of Preferred Stock.

(b)  Liquidation Rights. In the event of a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of shares of Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation, to share in the distribution of any remaining assets available for distribution to its stockholders ratably, subject to any preferential rights of any then outstanding Preferred Stock.

(c)  Voting Rights. The holders of Common Stock shall be entitled to one vote per share in voting or consenting to the election of directors and for all other matters presented to the stockholders of the Corporation for their action or consideration. Cumulative voting for the election of directors is not permissible. Except as otherwise required by law, the holders of the Common Stock shall vote together as a single class on all matters submitted to the stockholders of the Corporation.

2.  Preferred Stock.  The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, as shall be stated in the resolutions providing for the issuance of such series adopted by the Board of Directors.

The authority of the Board of Directors with respect to each series shall include, but not be limited to,

determination of the following:

(a)  the number of shares constituting that series and the distinctive designation of that series;

(b)  the rate of dividend, and whether (and if so, on what terms and conditions) dividends shall be cumulative (and if so, whether unpaid dividends shall compound or accrue interest) or shall be payable in preference or in any other relation to the dividends payable on any other class or classes of stock or any other series of the Preferred Stock;

(c)  whether that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms and extent of such voting rights;

(d)  whether the shares must or may be redeemed and, if so, the terms and conditions of such redemption (including, without limitation, the dates upon or after which they must or may be redeemed and the price or prices at which they must or may be redeemed, which price or prices may be different in different circumstances or at different redemption dates);

(e)  whether the shares shall be issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange (including without limitation the price or prices or the rate or rates of conversion or exchange or any terms for adjustment thereof);

(f)  the amounts, if any, payable upon the shares in the event of voluntary liquidation, dissolution or winding up of the Corporation in preference of shares of any other class or series and whether the shares shall be entitled to participate generally in distributions on the Common Stock under such circumstances;

(g)  the amounts, if any, payable upon the shares thereof in the event of involuntary liquidation, dissolution or winding up of the Corporation in preference of shares of any other class or series and whether the shares shall be entitled to participate generally in distributions in the Common Stock under such circumstances;

(h)  sinking fund provisions, if any, for the redemption or purchase of the shares (the term “sinking fund” being understood to include any similar fund, however designated) and, if so, the terms and amount of such sinking fund; and

(i)  any other relative rights, preferences, limitations and powers of that series.

3.  No Preemptive Rights.  Except as expressly set forth in this Certificate of Incorporation, any certificate of designation, any resolution or resolutions providing for the issuance of a series of stock adopted by the Board of Directors, or any agreement between the Corporation and its stockholders, the holders of Common Stock or any series of Preferred Stock shall have no preemptive right to subscribe for any shares of any class of capital stock of the Corporation whether now or hereafter authorized.

FIFTH:

1.  Limits on Director Liability.  Directors of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director; provided that nothing contained in this Article FIFTH shall eliminate or limit the liability of a director (i) for any breach of a director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which a director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then by virtue of this Article FIFTH the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

2.  Indemnification.

(a)  The Corporation shall indemnify and hold harmless, in accordance with the By-Laws of the Corporation and to the fullest extent permitted from time to time by the GCL or any other applicable laws as presently or hereafter in effect, any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, the Corporation shall be required to indemnify such person in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors. Furthermore, the Corporation may only indemnify such person if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe that his or her conduct was unlawful; except that in the case of an action or suit by or in the name of the Corporation to procure a judgment in its favor (a) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit; and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. The right to indemnification conferred by this Section 2 of this Article FIFTH shall be deemed to be a contract between the Corporation and each person referred to herein.

(b)  If a claim under subdivision (a) of this Section 2 of this Article FIFTH is not paid in full by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where any undertaking required by subdivision (c) of this Section 2 of this Article FIFTH has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the GCL and subdivision (a) of this Section 2 of this Article FIFTH for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.

(c)  Indemnification shall include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article FIFTH, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

3.  Insurance.  The Corporation shall have the power (but not the obligation) to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article FIFTH or the GCL.

4.  Other Rights.  The rights and authority conferred in this Article FIFTH shall not be deemed exclusive of any other right which any person may otherwise have or hereafter acquire under any statute, provision of this Certificate of Incorporation, By-Laws of the Corporation, agreement, contract, vote of stockholders or disinterested directors or otherwise.

5.  Additional Indemnification.  The Corporation may, by action of its Board of Directors, provide additional indemnification to such of the directors, officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the GCL.

6.  Effect of Amendments. Neither the amendment, change, alteration or repeal of this Article FIFTH, nor the adoption of any provision of this Certificate of Incorporation or the By-Laws of the Corporation, nor, to the fullest extent permitted by the GCL, any modification of law, shall eliminate or reduce the effect of this Article FIFTH or the rights or any protection afforded under this Article FIFTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

SIXTH:  At all meetings of stockholders, each stockholder shall be entitled to vote, in person or by proxy, the shares of voting stock owned by such stockholders of record on the record date for the meeting. When a quorum is present or represented at any meeting, the vote of the holders of a majority in interest of the stockholders present in person or by proxy at such meeting and entitled to vote thereon shall decide any question, matter or proposal brought before such meeting unless the question is one upon which, by express provision of law, this Certificate of Incorporation or the By-Laws of the Corporation applicable thereto, a different vote is required, in which case such express provision shall govern and control the decision of such question.

SEVENTH:

1.  Number of Directors.  The number of directors of the Corporation shall be fixed from time to time by the vote of a majority of the entire Board of Directors, but such number shall in no case be less than five (5) nor more than nine (9). Any such determination made by the Board of Directors shall continue in effect unless and until changed by the Board of Directors, but no such changes shall affect the term of any directors then in office.

2.  Classification of the Board of Directors.  The Board of Directors shall, until the election of directors at the annual meeting of stockholders to be held in 2021, be divided into three classes, designated Classes I, II and III, which shall be as nearly equal in number of directors per Class as possible.

3.  Term of Office; Vacancies.

~~(i) Directors of Class I shall be elected to hold office for an initial term expiring at the first annual meeting of stockholders held after the date and time at which this Certificate of Incorporation of the Corporation shall become effective in accordance with Section 103(d) of the GCL (the “Effective Time”).~~

(a)  The term of office for the class of directors elected at the 2016 annual meeting of stockholders shall expire at the 2019 annual meeting; the term of office for the class of directors elected at the 2017 annual meeting of stockholders shall expire at the 2020 annual meeting; and the term of office for the class of directors elected at the 2018 annual meeting of stockholders shall expire at the 2021 annual meeting, with the members of each class to hold office until their successors are elected and qualified.

(~~ii) Directors of Class II shall be elected to hold office for an initial term expiring at the second~~b)  Commencing at the 2019 annual meeting of stockholders ~~held after the Effective Time.~~

, directors succeeding those whose terms are then expired ~~(iii) Directors of Class III~~ shall be elected to hold office for ~~an initial~~a term expiring at the ~~third~~ annual meeting of stockholders held ~~after the Effective Time~~in the year following the year of their election and until their successors are elected and qualified.

~~(iv) At each annual meeting of stockholders, the respective successors of the directors whose terms are expiring shall be elected for terms expiring at the annual meeting of stockholders held in the third succeeding year.~~

(c)  Commencing with the election of directors at the 2021 annual meeting of stockholders, the classification of the directors shall terminate and all directors shall be elected annually and serve until the next annual meeting of stockholders or until their earlier death, resignation, removal or disqualification.

(~~v~~d)  Vacancies in the Board of Directors and newly-created directorships resulting from any increase in the authorized number of directors may be filled as provided in the By-Laws of the Corporation.

4.  Removal.  Subject to the By-Laws of the Corporation, (a) until the election of directors at the 2021 annual meeting of stockholders, a director may only be removed for cause upon the affirmative vote of the holders of a majority of the votes which could be cast by the holders of all outstanding shares of capital stock entitled to vote for the election of directors, voting together as a class, given at a duly called annual or special meeting of stockholders~~.~~, and (b) from and after the election of directors at the 2021 annual meeting of stockholders, a director may be removed, with or without cause, upon the affirmative vote of the holders of a majority of the votes which could be cast by the holders of all outstanding shares of capital stock entitled to vote for the election of directors, voting together as a class, given at a duly called annual or special meeting of stockholders.

5.  Nominations.  Advance notice of nominations by stockholders for the election of directors, and of stockholder proposals regarding action to be taken at any meeting of stockholders, shall be given in the manner and to the extent provided in the By-Laws of the Corporation.

EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

~~(~~1~~)~~.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

~~(~~2~~)~~.  The Board of Directors shall be authorized to adopt, amend and repeal the By-Laws of the Corporation, without a stockholder vote, in any manner not inconsistent with the laws of the State of Delaware, this Certificate of Incorporation and the By-Laws of the Corporation as from time to time in effect, subject to the power of the stockholders entitled to vote to adopt, amend, alter, change, add to or repeal By-Laws made by the Board of Directors as provided below in Section 3 of this ARTICLE EIGHTH.

~~(~~3~~)~~.  Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the amendment, alteration or repeal of the provisions of ARTICLES SEVENTH and NINTH and this ARTICLE EIGHTH shall require the affirmative vote of the holders of two-thirds (2/3) or more of the combined voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a class.

~~(~~4~~)~~.   In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

NINTH:

1.  Stockholder Meetings; Keeping of Books and Records.  Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Meetings of stockholders may be held within or outside the State of Delaware as the By-Laws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

2.  Special Stockholders Meetings.  Except as otherwise required by law, special meetings of stockholders of the Corporation may be called only by:

(~~i~~a) the Chairman of the Board of Directors of the Corporation;

(~~ii~~b) the Board of Directors pursuant to a resolution approved by the Board of Directors; or

(~~iii~~c) the Board of Directors upon a request by holders of at least 50% in voting power of all outstanding shares entitled to vote at such meeting.

3.  No Written Ballot.  Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

4.  Quorum at Stockholder Meetings.  The holders of one-third in voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except that the holders of a majority in voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be required to constitute a quorum for:

(~~i~~a) a vote for any director in a contested election;

(~~ii~~b) the removal of a director; or

(~~iii~~c) the filling of a vacancy on the Board of Directors by the stockholders of the Corporation.

TENTH: The Corporation reserves the right to repeal, alter, change or amend any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute and all rights conferred upon stockholders herein are granted subject to this reservation. No repeal, alteration or amendment of this Certificate of Incorporation shall be made unless the same is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the directors then in office in accordance with the By-Laws of the Corporation and applicable law and thereafter approved by the stockholders.

ELEVENTH: The Corporation is subject to Section 203 of the GCL.

IN WITNESS WHEREOF, the undersigned has executed this ~~Second~~Third Amended and Restated Certificate of Incorporation this ~~11th~~[   ] day of ~~May, 2005~~[    ], 2018, and hereby acknowledges that this ~~Second~~Third Amended and Restated Certificate of Incorporation is the act and deed of the Corporation and that the facts stated herein are true.

CITI TRENDS, INC.

By	~~/s/ R. Edward Anderson~~
	Name:	~~R. Edward Anderson~~ Bruce D. Smith
	Title:	President and Chief Executive Officer

Appendix B

Proposed Bylaws Amendments

III.                              DIRECTORS

…

Section 3.3 Classified Board; Election of Directors. The Board of Directors shall, until the election of directors at the 2021 annual meeting, be divided into three classes, designated Classes I, II and III, which shall be as nearly equal in number as possible. ~~Except as otherwise provided in Section 3.4 of these By-Laws, at each~~The term of office for the class of directors elected at the 2016 annual meeting of stockholders ~~of the Corporation, the respective successors of the directors~~shall expire at the 2019 annual meeting; the term of office for the class of directors elected at the 2017 annual meeting of stockholders shall expire at the 2020 annual meeting; and the term of office for the class of directors elected at the 2018 annual meeting of stockholders shall expire at the 2021 annual meeting, with the members of each class to hold office until their successors are elected and qualified.  Commencing at the 2019 annual meeting of stockholders, directors succeeding those whose terms are ~~expiring~~then expired shall be elected to hold office for ~~terms~~a term expiring at the annual meeting of stockholders held in the ~~third succeeding year.~~year following the year of their election and until their successors are elected and qualified.  Commencing with the election of directors at the 2021 annual meeting of stockholders, the classification of the directors shall terminate and all directors shall be elected annually and serve until the next annual meeting of stockholders or until their earlier death, resignation, removal or disqualification.

Section 3.4 Additional Directorships; Vacancies. Newly created directorships and vacancies on the Board of Directors shall be filled by a majority of the directors then in office, regardless of whether such directors fulfill quorum requirements, or by a sole remaining director; and, if the Board of Directors at such time is classified, the newly created directorships shall be distributed among the three classes of directors so that, as nearly as possible, each class will consist of one-third (1/3) of the Corporation’s directors. Any director elected to fill any vacancy on the Board of Directors not resulting from an increase in the number of directors shall, if the Board of Directors at such time is classified, be of the same class as that of the director whose death, resignation, removal or other event caused the vacancy, including if the stockholders fail at any meeting of stockholders at which directors are to be elected to elect the number of directors then constituting the whole Board of Directors, and shall have the same remaining term as that of his or her predecessor. A director elected to fill a vacancy or a newly created directorship shall hold office until such director’s successor has been elected and qualified or until such director’s earlier death, resignation or removal. Any vacancy or newly created directorship may also be filled by the vote of the holders of a majority in voting power of the capital stock issued and outstanding and entitled to vote. ~~Directors may be removed only for cause, and only by the affirmative vote of at least a majority in voting power of all outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting as a single class.~~

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Section 3.14 Removal. ~~Any~~  Until the election of directors at the 2021 annual meeting of stockholders, a director may only be removed for cause upon the affirmative vote of the holders of a majority of the votes which could be cast by the holders of all outstanding shares of capital stock entitled to vote for the election of directors, voting together as a class, given at a duly called annual or special meeting of stockholders.  From and after the election of directors at the 2021 annual meeting of stockholders, a director may be removed ~~at any time, but only for~~, with or without cause, upon the affirmative vote of the holders of a majority of the votes which could be cast by the holders of all outstanding shares of capital stock entitled to vote for the election of directors, voting together as a class, given at a duly called annual or special meeting of stockholders.

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XI.                               AMENDMENTS

Section 9.1 Amendment. Subject to the provisions of this Section 9.1 and the Certificate, these By-Laws (including this Article IX) may be amended, altered or repealed:

(a)             by resolution adopted by a majority of the Board of Directors without a stockholder vote at any special or regular meeting of the Board of Directors if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting; provided, however, that the amendment, alteration or repeal of the provisions of Sections 2.2, 2.11, or 3.2~~, 3.3, or 3.14~~ hereof or this Section 9.1 shall require the affirmative vote of the holders of two-thirds (2/3) or more of the combined voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors; or

(b)             at any regular or special meeting of the stockholders upon the affirmative vote of the holders of two-thirds (2/3) or more of the combined voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.

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ANNUAL MEETING OF STOCKHOLDERS OF CITI TRENDS, INC. June 6, 2018 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card, and the 2017 Annual Report for Citi Trends, Inc. are available at http://ir.cititrends.com/annual-meeting-materials Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00003333303300000000 0 060618 indicate your new address in the address space above. Please note that this method. Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, 4 AND 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Laurens M. Goff, Margaret L. Jenkins and Bruce D. Smith to serve as Class I directors: FOR AGAINST ABSTAIN Laurens M. Goff Margaret L. Jenkins Bruce D. Smith 2. Approval of amendments to the Company’s certificate of incorporation and bylaws to declassify the board of directors. 3. Ratification, on a non-binding, advisory basis, of an amendment to the Company’s bylaws to designate Delaware as the exclusive forum for certain legal actions. 4. An advisory vote to approve the compensation of the Company's named executive officers as set forth in the proxy statement. 5. Ratification of the selection of KPMG LLP to be the independent registered public accounting firm of the Company for the fiscal year ending February 2, 2019. The shares represented by this proxy, when properly executed, will be voted as specified by the undersigned stockholder(s) in items 1, 2, 3, 4 and 5 herein. If this card contains no specific voting instructions, the shares will be voted FOR each of the director nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4 and FOR Proposal 5. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH, AND HEREBY RATIFIES ALL THAT SAID PROXIES MAY DO BY VIRTUE HEREOF. To change the address on your account, please check the box at right and changes to the registered name(s) on the account may not be submitted via Signature of Stockholder Date: Signature of StockholderDate:

- 0 CITI TRENDS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, revoking all previous proxies, hereby appoints R. Edward Anderson and Bruce D. Smith and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated on the reverse side and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting of the Stockholders of Citi Trends, Inc. to be held on June 6, 2018 and at any adjournment or postponement thereof. (Continued and to be signed on the reverse side.) 14475 1.1